U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 16, 2001


                                V-FORMATION, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)


                            BUCKEYE OIL AND GAS, INC.
                            -------------------------
                           (Former name of registrant)


                                   NEW JERSEY
                                   ----------
                        (Current state of incorporation)


          0-25725                                           22-3345169
          -------                                           ----------
    (Commission File No.)                                 (IRS Employer
                                                        Identification No.)



                              170 Beaver Brook Road
                             Lincoln Park, NJ 07025
                             ----------------------
                    (Address of principal executive offices)

                      5650 Greenwood Plaza Blvd, Suite 216
                            Englewood, Colorado 80111
                            -------------------------
                                (Former Address)



Registrant's telephone number, including area code: (973) 872-9400
                                                    --------------


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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

     Effective March 16, 2000, pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") between Buckeye Oil and Gas, Inc. ("Buckeye"), a Colorado corporation, and V-Formation, Inc., a New Jersey corporation ("V-Formation" or the "Company"), all outstanding shares of common stock of Buckeye were exchanged for 478,082 shares of common stock of V-Formation and other cash consideration in a transaction in which V-Formation was the surviving company.

     The Merger Agreement was adopted by the unanimous consent of the Board of Directors of Buckeye and approved by the unanimous consent of the shareholders of Buckeye on March 16, 2000. The Merger Agreement was adopted by the Board of Directors of V- Formation at a meeting duly called for that purpose. The approval of the transaction was not required from the shareholders of V-Formation pursuant to the laws of the State of New Jersey. Prior to the merger, Buckeye had 500,000 shares of common stock outstanding. By virtue of the merger, V-Formation acquired 100% of the issued and outstanding common stock of Buckeye and assumed Buckeye's status as a reporting company under the Securities Exchange Act of 1934, as amended.

     The officers of V-Formation will continue as officers of the successor issuer. See "Item 2. Management" below. The officers and directors, as well as the Articles of Incorporation, as amended, and By-laws, of V-Formation will continue as in effect immediately prior to the Merger, without change. Copies of the V- Formation Articles of Incorporation, amendments thereto and Bylaws are included as exhibits hereto. In addition, a copy of the Merger Agreement is also filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The aforesaid description of the merger is qualified by such reference.

     (b) The following table contains information regarding the shareholdings of V-Formation's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock as of March 16, 2000, the Effective Date of the Merger Agreement:

                                                          Percent
Name and Address of           Amount and Nature of          of
Beneficial Owner(1)           Beneficial Ownership         Class
-------------------           --------------------        -------

Richard Stelnick                 2,353,333 shares          11.8%
170 Beaver Brook Road
Lincoln Park, NJ 07025

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                                                          Percent
Name and Address of           Amount and Nature of          of
Beneficial Owner(1)           Beneficial Ownership         Class
-------------------           --------------------        -------

Robert Miragliotta               1,765,000 shares           8.8%
170 Beaver Brook Road
Lincoln Park, NJ 07025

Joseph Colonese                  1,765,000 shares           8.8%
170 Beaver Brook Road
Lincoln Park, NJ 07025

Nicholas Veenstra(2)             1,956,205 shares           9.8%
170 Beaver Brook Road
Lincoln Park, NJ 07025

Theodore Ellenis(3)              1,028,633 shares           5.3%
170 Beaver Brook Road
Lincoln Park, NJ 07025

Roger Vogel(4)                     132,911 shares            *
170 Beaver Brook Road
Lincoln Park, NJ 07025

All Directors                    9,001,082 shares(2)(3)(4) 44.4%
and Officers as a
Group (6 persons)
_______________________
* Less than 1%

(1)  All of the persons listed are officers and/or directors of the Company.

(2) Includes 50,000 warrants, each warrant exercisable to purchase one share of the Company's common stock at an exercise price of $1.00 per share, plus 84,700 warrants, each warrant exercisable to purchase one share of common stock at an exercise price of $3.00 per share, plus 34,234 shares of Series C Convertible Preferred Stock, each such share convertible into one share of common stock, plus 47,468 Series C Preferred Warrants, each such warrant exercisable to purchase one share of common stock at an exercise price of $$3.00 per share, plus 202,999 shares of Series D Preferred Stock, each preferred share convertible into one share of Common Stock, plus 499,331 Series D Preferred Warrants, each warrant exercisable to purchase one share of common stock at an exercise price of $3.00 per share. Shares of the Company's Preferred Stock have no voting rights.

(3) Includes 540,000 warrants, each warrant exercisable to purchase one share of common stock at an exercise price of $3.00 per share.

(4) Includes 48,372 warrants, each warrant exercisable to purchase one share of common stock at an exercise price of $3.00 per share and 5,500 shares of Series C Convertible Preferred Stock, each such share of Preferred Stock convertible into one share of common stock.

     Mr. Miragliotta is the uncle of Mr. Colonese. There are no other family relationships between any of the Company's officers and directors.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     (a) The consideration exchanged pursuant to the Merger Agreement was negotiated on an arms length basis between Buckeye and V-Formation. In evaluating V-Formation as a candidate for the proposed merger, Buckeye used criteria such as the value of the assets of V-Formation, its current business plan, V-Formation's current business operations and anticipated operations, and V- Formation's business name and reputation. The parties each determined that the consideration for the merger was reasonable.

     (b) Description of Business

     In connection with, and because it desires to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on the behalf of the Company, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. The Company disclaims any obligation to update forward looking statements.

     V-Formation is a multi-faceted, innovative, sports technologies company that has made significant advances in the development and marketing of the first major evolution in inline skates. The Company's objective is to become the premier sports and related technologies firm in the sports product and entertainment industry.

     Formed in January 1995, the Company has experienced substantial growth as a result of increased sales revenue and product demand. The Company believes that with suitable capital funding it will be well positioned to make substantial market penetration with respect to its product lines and capture market share, substantially fueling its growth. Additionally, through the use and acquisition of intellectual properties which are either owned or licensed exclusively by the Company, the Company has effectively established the broad foundation it has used to attain the accomplishments it has enjoyed to date. Furthermore, the Company intends to use its intellectual properties as a springboard for future growth. See "Patents and Trademarks." Presently, all the Company's sports products incorporate cutting edge technology in their design and implementation. Importantly, all the Company's key technologies are proprietary, licensable and transferable.

     The Company has divided its operations into the following business units:

     -    V-Form Skates
     -    Nexed Sports Clothing
     -    Roll Ice Interchangeable Use Sports Footwear
     -    Wheels of Fire

     Each of these business units manages the development, marketing and sale of the products and technologies assigned to them, as described below. The Company coordinates all efforts, monitors operations and manages administrative needs. Following is a description of the Company's various business units:

     - V-FORM SKATES - This division is responsible for the design, manufacturing, marketing, sale and further enhancement of the Company's original flagship product, the "V-Form Skate". The Company believes that its proprietary V-Formation skate represents the first major product innovation to the in-line skating industry since the introduction of the original Rollerblade(TM) in-line skates during the early part of the 1980's. The Company holds exclusive license for U.S. patent number 5,303,940, as well as possessing its own U.S. patent number 6,003,882, encompassing what the Company refers to as the V-Form Skate technology. The V-Form Skate chassis, unlike any other skate chassis, displaces its wheels at alternating angles ranging at 2 degrees, 8 degrees and 16 degrees. This unique design enables the skate user to maneuver, stop and emulate ice skating in a revolutionary manner, creating a "Virtual-Ice"(TM) sensation.

     - NEXED - In October 1999, the Company acquired Nexed Hockey, Inc., as well as retaining the services of its founder, Todd Trickle. The Nexed product line includes athletic apparel, footwear and accessories. The Nexed

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          product  line,  although  independently  marketable,  is  designed  to compliment and be coordinated with the Company's hard goods skates line. The Nexed product line has been well received in the marketplace and its unit sales have steadily increased to approximately $519,000 in the fiscal year ended December 31, 2000, exceeding the Company's original projections. While no assurances can be provided, management anticipates further substantial growth in Nexed product line revenue. In January 2000, Nexed received the coveted "Best New Apparel/Y2K All-Star Product Award" for its new edge in hockey apparel from the "Surfside Hockey News."

          Subject to receipt of additional funding, the Company intends to continue its brand identity market penetration effort by expanding its distribution of pants and bags, including kids models for "back to school," thus setting up its brand equity market saturation, and thereafter exploiting both the jersey and glove market segments. The Company will also seek to expand its "Hockey as Lifestyle" apparel line that offers clothing both for on and off rink use.

     - ROLL-ICE - The Company plans to introduce new and innovative technologies though its Roll-Ice product line. Specifically, the Roll-Ice technology gives users the ability to customize athletic footwear, using one pair of boots for multiple purposes. For example, the Roll-Ice design allows a skater to quickly and effortlessly change an ice skate into a roller skate or a hiking boot. The key to this technology is the cavity in the sole of the boot into which an interchangeable sole component can be mounted. The Company believes that it has a competitive advantage with the patented Roll-Ice technology since it has acquired the exclusive license rights for the Roll- Ice technology patents (U.S. Patents Nos. 5,847,927; 5,839,734; 5,662,338; and 5,810,368). Moreover, the Company holds the exclusive rights to sub-license the Roll-Ice technology. The Company considers the Roll-Ice license agreement a major development in fostering the Company's growth as a recognized leader in the sports technology sector.

          The Company intends to introduce at least one Roll-Ice model in the Spring of 2003 dually equipped for ice and roller use. At the same time, it will utilize focus group studies to assist it in determining the most desirable market segment to approach. The Company also intends to develop ancillary applications for the Roll- Ice technology including inline skating plus one or more of the following sports activities: golf, soccer, football, baseball/softball and hiking, or two or more of the foregoing applications with or without inline roller skating.

     - WHEELS OF FIRE - The newest addition to the Company's product line is an illuminated skate wheel technology (U.S. Patent Number 5,718,499) known as "Wheels Of Fire". The Wheels of Fire technology, embedded in skate wheels, creates a self-generating illumination system by which the skate wheels light up in a flashing mode as the skates moves. This innovative technology was brought to the Company by hockey legend Slava Fetisov (currently an assistant coach for the New Jersey Devils), who, as owner of the patent for the technology, granted the Company the exclusive global license to make and sell products incorporating the Wheels of Fire technology. The Company intends to market Wheels of Fire products under the brand names "Lava Wheels", "Meteorlites" and "Sparkees" to skate, skateboard, and scooter users world-wide.

     The Company's strategy is to direct its current efforts to increase sales and market penetration for its V-Form Skate and Nexed product line, and to introduce the Wheels of Fire and Roll- Ice product lines during 2002 and 2003, respectively. Its skate and clothing lines will require an expansion of its production capacity. In carrying out its strategy, the Company will continue to focus on its marketing program entitled "brand identity, brand equity." While it has identified no further acquisitions, the Company intends to continue to be receptive to acquisition opportunities.

     The Company focuses on leveraging its relationships with customers to obtain additional business by cross-selling the products of each of its business divisions. For example, because of the V-Form skate and accessory line, the Company has been able to effect leverage in its relationships and obtain instant market penetration for Nexed. Management strongly believes that the ability to provide retailers and customers with a full line of products and services designed to meet their increasing demands distinguishes the Company from its competitors and provides it with a competitive advantage.

     The Company intends also to evaluate strategic alliances and joint ventures on an ongoing basis and seek opportunities that allow it to expand the scope of its operations, add sales and marketing capabilities and share capital expenditures, while continuing to control product quality. The Company is currently evaluating several opportunities, which, if successful, could increase the distribution of several products.

     The Company has also influenced international trade policy. In 1997, the Company effectively lobbied Congress to enact amendments favorable to the skate industry to the Harmonized Tariff

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Schedule of the United States. Prior to these amendments,  the Company and other skate manufacturers had been burdened with extra import duties for certain skate components, in that the dutiable rate for components placed the Company at a disadvantage as compared to foreign competitors. The amended legislation (HR-1882 and S-1288, known as the "V-bill") provides for the duty-free entry of certain in-line skate components. As a result, the Company has enjoyed the benefit of the eliminated tariff and margins have increased proportionately.

Industry Overview and Competition

     Published statistics by industry associations such as the SGMA (Sporting Goods Manufacturing Association) and NSGA (National Sporting Goods Association) report an average growth of 12.5% for all sporting goods sales over the past five years. Although relatively level the past year, industry sales revenues exceeded $45 billion in 2000. The industry is dominated by the following leading equipment manufacturers: (1) Nike; (2) Adidas-Salomon; (3) Reebok; (4) Spalding; and (5) Rawlings. This total is comprised of some $19 billion for equipment, $13 billion for footwear and $13 billion for apparel.

     The most recent statistics available as published by the National Sporting Goods Association state that approximately 32 million people participated in inline skating in 1998. The overall sporting goods market is dominated by a host of suppliers, as previously listed above.

     INLINE SKATE COMPETITION - Currently the inline market is saturated with "me-too" products with over 15 inline manufacturers in the market. According to publicized studies conducted by Sportstyle Magazine (May 1997) the market-share leaders, that is those with over a 5% market share, in the inline market were comprised of Rollerblade - est. 33%, Ultrawheels - est. 12%, Roller Derby - est. 11%, Bauer (Nike) - est. 8%, and Variflex - est. 7%. At present the Company commands approximately 2% of market share and it believes that it can capture additional market share within 18 months.

     The inline skating industry is segmented into three distinct markets: aggressive, roller hockey, and recreational/fitness. While no assurances can be provided, the Company believes that its V-Form skate appeals to consumers in all three market segments and believes that it can capture a greater portion of the current market for recreation and fitness. It also believes that it can capture a portion of the traditional quad (2 x 2) roller skate market representing approximately 27 million users whom are characterized by the safety/stability preferences of the traditional quad skate over that of the inline skate. The Company believes that its V-technology, which permits virtual ice hockey stops and enhanced control, will attract such consumers. While the

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Company has initially emphasized the roller hockey market, its V- Form skate has also generated interest in the recreational skate market which it intends to pursue.

     The Company's skate technology incorporates several patented features that the Company believes represent the first significant advancements in inline skate performance including, greater speed; improved braking characteristics; a tighter turning radius (40 to 50% tighter than conventional skates, closely emulating the performance of ice skates); a custom-engineered boot designed to create greater comfort and responsiveness; quick release wheels that can be changed in less than 1 minute, in contrast to the cumbersome wheel assembly of conventional inline skates that, on average require 15 to 20 minutes per change. Excessive time required for wheel change and rotation is frequently cited as a major drawback to conventional inline skates, which often results in skaters using worn or damaged wheels. Wheels mounted in a "V" configuration offer two centers for a skater's body weight, resulting in less fatigue to the foot and ankle, and more stability with less "wash-out" in turns.

Patents, Trademarks and Licenses

     The Company holds a variety of intellectual properties in the form of patent ownership (13 patents) or exclusive license and trademarks (7 trademarks
- 5 registered and 2 pending). A complete listing and detailed description of each in relation to the individual business unit and/or subsidiary is as follows:

     As protection for its flagship product, the V-Form skate, in December 1997 the Company obtained a license for U.S. Patent No. 5,303,940 entitled "Skate Having Angularly Mounted Wheels," which now provides the Company with the exclusive right to manufacture, distribute and sub-license the technology, as defined, within the United States. The '940 patent expires in 2012, subject to renewal for up to 5 years.

     As additional protection for its flagship product, the angularly mounted skate line, in December 1999 the Company obtained U.S. Patent No. 6,003,882 entitled "Customizable Skate with Removable Wheel Hangers," which provides the Company with the sole right to manufacture and distribute the V-Form skate brand and any skating product utilizing such technology, as defined, in the United States. The '882 patent expires in 2019.

     As protection for the Roll-Ice product line, in July 1999 the Company entered into an agreement with Roll-Ice International LLC whereby the Company obtained an exclusive license to exploit U.S. Patent Numbers; 5,662,338;5,818,368; 5,839,734, and, 5,847,927 entitled "The Peripheral Edge
Technology." Such licenses provide the Company with the exclusive right to manufacture,distribute and sublicense any product utilizing such technology within the United States. These patents expire beginning in 2018.

     As protection for its Wheels on Fire product line, the Company has acquired the exclusive license for U.S. Patent No. 5,718,499 entitled "Inline Skate Wheel Lighting System," which provides the Company with the exclusive right to manufacture, distribute and sub-license an inline roller skate wheel utilizing such technology within the United States. The '499 patent expires in 2018.

     In December 2000, the Company entered into an agreement with Michael Wrike and Rike Industries whereby the Company purchased and obtained the exclusive ownership and assignment for U.S. Patent Numbers 5803466, 5873584, 5915703, 604543, 6082746 and 6135463 entitled "The V-Form Inline Skate Patents." The acquisition provides the Company with the exclusive right to manufacture, distribute and sublicense any product which utilizes the technologies, as defined, within the United States. These patents expire beginning in 2018.

     In addition, the Company has six (6) patent applications pending with the United States Patent & Trademark Office. These applications relate to products currently in development by the Company.

     The  Company   holds  a  variety  of  the   registered   U.S.   trademarks:
"V-Formation," "V-Form," "Street Smart," "Tomorrow's Technologies Today" and "Virtual Ice" used in connection with the Company's manufacturing and marketing efforts. The Company has an application pending for a U.S. trademark for "Nexed" and "Nexed by V-Form" to be used in connection with its clothing and accessories line.

Employees

     As of the date of this report, the Company has 16 full time employees assigned as follows: 8 management/administrative, 5 sales and clerical and 3 engineering and sourcing. The Company utilizes independent sales representatives for a substantial portion of its sales activity and outsources manufacturing, order fulfillment and distribution. The Company's operations are non-union. There has been no history of labor strikes or unrest at any of the Company's facilities. The Company believes that its relations with its employees remains satisfactory. In addition, management believes that the available labor force in the geographic areas where its facilities are located are sufficient to support the expansion anticipated the next 12 months.

Property

     The Company's primary operations are conducted at the Company's principal place of business, 170 Beaver Brook Road,

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Lincoln Park, NJ 07025. This location consists of 8,500 square feet of executive office space. The Company incurs a base monthly rent of $7,300 pursuant to a written lease which expires on October 31, 2001. The Company has begun to search for a new corporate facility into which it will move upon lease expiration. The Company believes that its search will yield an adequate facility in the state of New Jersey.

     The following schedule summarizes the location and function of each of the Company's other facilities:

     Chandler, Arizona - Nexed R&D, new product design and occasionally serves as a field sales office. Total office space, as dedicated, occupies approximately 500 square feet and is provided to V-Formation on a rent free basis.

     Colorado Springs, CO - V-Formation R&D, product sourcing and occasionally serves as a field sales office. Total office space occupies approximately 1,100 square feet in a commercially zoned building and bears a lease expense of $1,000 per month. The relevant lease expires in December 2001 and is expected to be extended on an annual basis pursuant to the terms of the applicable lease.

     Aurora, CO - Order fulfillment and distribution as outsourced to USCO Worldwide Logistics, a third party logistics firm. Total space occupied by USCO exceeds 140,000 square feet, including office and warehouse space. Rental costs, if any, are incorporated into the warehouse and distribution services provided to V- Formation.

     Hermosa Beach, CA - Western Regional Sales Office for the V- Form and Nexed product lines. Total office space, as dedicated, occupies approximately 400 square feet and is provided to V- Formation on a rent free basis.

     Holiday, FL - Serves as the southeastern field sales office. Total office space, as dedicated, occupies approximately 400 square feet and is provided to V-Formation on a rent free basis.

     Huntington Woods, MI - Eastern Regional Sales Office for the V-Form and Nexed product lines. Total office space, as dedicated, occupies approximately 500 square feet and is provided to V- Formation on a rent free basis.

Litigation

     The Company is party to various judicial and administrative matters, including the following:

     In December 1999, the New Jersey Bureau of Securities (of the Division of Law, Department of Law and Public Safety) served an

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administrative   complaint  on  the  Company  alleging  (i)  that  it  had  sold unregistered securities in violation of New Jersey securities laws and used unregistered agents for the purpose; and (ii) that it had failed to disclose or misstated material information about the Company in selling its securities. This administrative complaint was never formally docketed. The Company denied these allegations.

     Relevant thereto, in March 2001, the Company and the New Jersey Bureau of Securities entered into a Consent Decree wherein the Company, without admitting or denying any wrongdoing, did agree to pay to the State of New Jersey $212,000, which is to be paid over a nine (9) month period in equal increments of $23,555.

     In January 2001, the Company filed a complaint against Benetton Group, SPA and Roller Blade, Inc. in the United States District Court, Southern District of New York, Docket No. 01 CIV 510, wherein the Company has alleged willful infringement of patent rights held by the Company for Toeplate with Duel Flanges for Inline Skate Frames. Upon information and belief, the defendants are making, using and offering to sell inline skate products which infringe on the Company's patents. The defendants have filed an answer and the matter is currently in the discovery phase. The Company's complaint requests injunctive relief, an accounting of profits and an award of monetary damages. While no assurances can be provided, the Company is optimistic about the likelihood of success.

     In February 2001, the Company filed a complaint in the United States District Court, Southern District of New York, Docket No. 01 CV 1298, against adidas America, Salomon North America, Inc., Salmon S.A., adidas AG and adidas Salmon AG, for willful infringement of certain patents held by the Company, including Toeplate with Dual Flanges for Inline Skate Frames. Upon information and belief, the defendants are making, using and offering to sell inline skate products which infringe on certain of the Company's patents. The Company's complaint requests injunctive relief, an accounting of profits and an award of monetary damages. Service of process has not yet been effectuated upon all of the defendants. As of the date of this report, the defendants have expressed an interest to engage in settlement discussions and the parties are in the process of pursuing such discussions in the hope of resolving the matter. While no assurances can be provided, the Company is optimistic about the likelihood of success.

     In March 2001, the Company filed a complaint in the United States District Court, Southern District of New York, Docket No. 01 CIV 2262, against MGM S.P.A., Fila Holding S.P.A. and Fila U.S.A., Inc., for willful infringement of certain patents held by the Company, including Toeplate with Dual Flanges for Inline Skate Frames. Upon information and belief, the defendants are making, using and offering to sell inline skate products which infringe on certain of the Company's patents. The Company's complaint requests injunctive relief, an accounting of profits and an award of monetary damages. Service of process has not yet been effectuated upon all of the defendants. As of the date of this report, the defendants have expressed an interest to engage in settlement discussions and the parties are in the process of pursuing such discussions in the hope of resolving the matter. While no assurances can be provided, the Company is optimistic about the likelihood of success.

     In April 2001, the Company filed a complaint in the United States District Court, Southern District of New York, Docket No. 010 CIV 1693, against First Team Sports, Inc. for willful infringement of certain patents held by the Company, including Toeplate with Duel Flanges for Inline Skate Frames, as well as breach of contract. Upon information and belief, the defendant is making, using and offering to sell inline skate products which infringe on certain of the Company's patents. The Company's complaint requests injunctive relief, an accounting of profits and an award of monetary damages. Service of process has not yet been effectuated upon the defendant. Once service is completed, it is expected that the parties will commence appropriate discovery. While no assurances can be provided, the Company is optimistic about the likelihood of success.

     On June 1, 2000, Warren Dupree, a former Company employee, filed a three count complaint against the Company, alleging a violation of the New Jersey Conscientious Employee Protection Act, wrongful acts sounding and intentional torts. This matter is currently pending in the Superior Court of New Jersey, Hunterdon County, Warren Dupree v. V-Formation, Inc., Docket No. HNT-L-325- 00. It is the Company's position that all of the claims are without merit and the Company is vigorously defending this matter.

     Librie vs. V-Formation, Inc. was commenced in Superior Court of New Jersey, Passaic County in January 1999, alleging product liability damages. The Company believes that the liability aspects of this claim are without merit. The case is being handled by the Company's general liability insurance carrier and the Company believes that its exposure in this case is limited to its $10,000 policy deductible.

     V-Formation, Inc. v. John B.M. Frohling, Esq. was commenced in the Superior Court of New Jersey for Essex County in June 1999. The Company has alleged malpractice in connection with its previous legal counsel. The Company seeks the full recovery of fees and additional recovery for punitive damages. The matter is still in the discovery phase. However, the Company has recently learned that the defendant has filed for protection in the United States Bankruptcy Court. Appropriate applications have been made for relief from the automatic stay.

Management

     The following tables set forth certain information concerning each director and executive officer in the Company:

       Name                Age         Position
       ----                ---         --------
Richard Stelnick            46         Chairman & Chief Executive
                                       Officer
Robert Miragliotta          50         Vice Chairman & Chief
                                       Financial Officer
Joseph Colonese, Jr.        33         President & Director
Theodore Ellenis            36         Executive Vice President &
                                       Director
Nicholas Veenstra           50         Director
Roger Vogel                 51         Director

Resumes

     Richard Stelnick, the Company's founder, currently serves as the Chief Executive Officer and Chairman of the Board. Prior to founding the Company in 1995, from December 1987 through January 1995, Mr. Stelnick served as the Chief Executive Officer of Star-Lo Electric, Inc. Morristown, NJ, a privately held corporation where, within seven years, Mr. Stelnick transformed Star-Lo Electric from a small residential family owned business into a profitable commercial and industrial electrical contractor. Fifteen years ago, Mr. Stelnick was involved in a case relating to the failure to make proper disposition of property, and while Mr. Stelnick vehemently denied the allegations, he was convicted and served time for a short period. Mr. Stelnick's primary responsibilities at the Company are Strategic Corporate Development and Marketing. Mr. Stelnick is an active manager involved in the Company's day-to-day operations, primarily focusing on marketing and promotion of all Company product lines. Independent of his occupation, Mr. Stelnick is a lifetime skater and hockey player (ice & roller). Mr. Stelnick devotes substantially all of his business time to the Company.

     Robert Miragliotta, CPA/MBA, joined the Company in November 1995 as Chief Financial Officer and was elected to the Board of Directors in December 1995. Prior to joining the Company, Mr. Miragliotta was Managing Partner of the CPA firm Miragliotta & Associates. From 1990 to 1992, Mr. Miragliotta served as Vice President & Chief Financial Officer for The Gitano Group Retail Stores, a specialty wholesaler and fashion retailer. Mr. Miragliotta focuses upon corporate finance, strategic development and shareholder relations. Mr. Miragliotta remains a sports- enthusiast. He received a Bachelor of Arts degree from Fairleigh Dickinson University in 1972 and received an MBA (Masters Business Administration) from Fairleigh Dickinson University in 1974. He devotes substantially all of his business time to the Company.

     Joseph Colonese, Jr. joined the Company in May 1995 and serves as both the President and as a Director. Prior to joining the Company, from 1993 to 1995, Mr. Colonese was employed by Austin- Healey, where he served as Executive Project Engineer. From 1990 until 1993, Mr. Colonese was employed by Star-Lo Electric, Inc. where he served as a Field Engineer. Mr. Colonese's primary responsibilities include new product and technology development, research and development, and manufacturing. Mr. Colonese is both the author and patent holder of U.S. Patent No. 6,003,882, supporting the Company's flagship product, which has been assigned to the Company. Mr. Colonese directs V-Form West's operations located in Colorado Springs, Colorado. Mr. Colonese received a Bachelor of Science degree from New Jersey Institute of Technology in 1993. He devotes substantially all of his business time to the Company.

     Theodore Ellenis joined the Company in November 1995 and serves as both the Executive Vice President and as a Director. Prior to joining the Company, Mr. Ellenis served as the National Accounts Executive for Motor Cargo, Inc., a public company located in Salt Lake City, UT. From 1993 to 1994 he served as the NY District Director of Preston Trucking, a division of Yellow Freight. From 1991 to 1993, Mr. Ellenis served as the Senior Accounts Manager for RPS, Inc. (Roadway Package System). From 1990 to 1991, Mr. Ellenis served as the Financial Districts Account Manager/NYC for the NCR Corporation. Mr. Ellenis received a Bachelor of Arts degree from William Paterson University in 1990. From 1997 through 1999, Mr. Ellenis served as an adjunct Professor at William Patterson University, teaching Transportation & Logistics and Supply Chain Management. Mr. Ellenis devotes substantially all of his business time to the Company.

     Nicholas J. Veenstra was appointed to the Company's Board of Directors in March 1998. In addition, Mr. Veenstra is the principal of the Glen Rock Stair Corporation, Franklin Lakes, NJ and has served as the President of Glen Rock Stair Corp since 1973. He received a Bachelor of Science degree in mechanical engineering from Newark College of Engineering in 1973. Mr. Veenstra devotes only such time as necessary to the business of the Company, which is not expected to exceed 20% of his time.

     Roger Vogel was elected to the Company's Board of Directors in March 2000. Since 19995, Mr. Vogel has served as the Area Manager of Sales for the New York Tri-State Region for B.T.G. Pharmaceuticals, Iselin, NJ. He received a Bachelor of Arts degree form Kean College in 1972 and a Masters degree in pharmaceutical marketing from Fairleigh Dickenson University in 1982. He devotes only such time as necessary to the business of the Company, which is not expected to exceed 20% of his time.

     Directors   are  elected  to  serve  until  the  next  annual   meeting  of
shareholders or until a successor is duly elected and qualified.

Executive officers are duly elected by the Board of Directors to serve until their respective successors are elected and qualified.

Executive Compensation

Remuneration

     The following table reflects all forms of compensation for services to the Company for the fiscal years ended December 31, 2000 and 1999 of the chief executive officer of the Company.


                           SUMMARY COMPENSATION TABLE


                                            Long Term Compensation
                                          ----------------------------

                   Annual Compensation          Awards         Payouts
                  ---------------------   -------------------- -------
                                                    Securities
                                 Other                 Under-            All
Name                             Annual   Restricted   lying            Other
and                              Compen-    Stock    Options/   LTIP    Compen-
Principal         Salary  Bonus  sation    Award(s)    SARs    Payouts  sation
Position    Year   ($)     ($)    ($)        ($)        (#)      ($)     ($)
----------  ----  ------  -----  ------    --------   -------  -------  ------

Richard     1999 $120,000 none   none      none        none     none    none
Stelnick,   2000 $120,000 none   none      none        none     none    none
CEO &
Chairman
-------------------------

     In addition, Mr. Miragliotta received a salary of $100,000 during the fiscal year ended December 31, 2000, and is expected to receive an annual salary of $100,000 during 2001. No other executive officer of the Company is expected to receive compensation exceeding $100,000 during the fiscal year ending December 31, 2001.

     The Company maintains a policy whereby the directors of the Company may be compensated for out of pocket expenses incurred by each of them in the performance of their relevant duties. The Company did not reimburse any director for such expenses during fiscal years 1999 or 2000.

     In addition to the cash compensation set forth above, the Company reimburses each executive officer for expenses incurred on behalf of the Company on an out-of-pocket basis. The Company cannot determine, without undue expense, the exact amount of such expense reimbursement. However, the Company believes that such reimbursements did not exceed, in the aggregate, $1,000 during the fiscal year ended December 31, 2000.

Certain Relationships and Related Transactions

     As of December 31, 2000, the Company made advances to its Chief Executive Office in the total amount of $32,456. such advances are non-interest bearing, unsecured and repayable upon demand.

     During the two years preceding the date of this Report, there were no other related party transactions which occurred and which are required to be disclosed pursuant to the requirements included under Item 404 of Regulation SB.

Risk Factors

     THE COMPANY IS CURRENTLY OPERATING AT A LOSS. The Company's revenues to date have not been sufficient to cover the costs of such operations. During the fiscal year ended December 31, 2000, the Company incurred a net loss of $8,684,031 ($1.14 per share), on revenues of $1,272,683, of which $4,410,000 represented 735,00 common shares which were issued by the Company in connection with a settlement.

     The Company's business should be considered a "start-up" operation, as it has had a nominal operating history and has generated only limited revenues and no earnings from operations. It is anticipated that the Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until December 31, 2001, of which there can be no assurance. This may result in the Company incurring a net operating loss which will increase continuously until the Company achieves profitability. Revenues and profits, if any, will depend upon various factors, including market acceptance of the Company's products, market awareness and general economic conditions. There is no assurance that the Company will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on the Company.

     THE MARKET FOR INLINE SKATES MAY NOT CONTINUE TO GROW. A considerable portion of the Company's strategic plans is predicated on management's belief that the inline skate market will continue to grow and this will account for the increased revenues projected for the sale of products offered by the Company. Increased revenues projected by the Company are based upon continued increased distribution and additional channels. However, there can be no assurances that the Company's products and services offered will be acceptable to potential customers. The market for the roller skate industry is intensely competitive, evolving and subject to technological change. Due to this changing environment, the use of roller skates similar to those produced by the Company may become enhanced, thereby attracting additional competition to its industry segment. The Company faces competition from companies, many of which have greater financial and management resources, research and development facilities and manufacturing and marketing capabilities, including brand name recognition, than the Company. There can be no assurance that technological and other developments by the Company's competitors or potential competitors will not make the Company's products less competitive in the market. The Company's ability to compete effectively will depend upon its ability to attract and retain qualified personnel, innovate its manufacturing techniques and processes, make adequate provision for its raw material requirements and supplies through long-term supply agreements, maintain and expand its technological capabilities,market and sell existing products to new customers, develop new products for existing and new customers, service its products and further develop its sales force. No assurance can be given that the Company will be able to compete effectively. Such competition could materially and adversely affect the Company's business, operating results or financial condition. Additionally, since the market for V-Form skates is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. There can be no assurance that the market for V-Form skates will develop further or that the Company's product will be accepted by additional consumers in substantial numbers.

     ADVERSE ECONOMIC CONDITIONS COULD HAVE A NEGATIVE IMPACT ON THE COMPANY'S PROJECTED BUSINESS. In a recession, consumers are less inclined to make certain types of expenditures. While management believes that a severe and prolonged economic downturn to be highly unlikely, any substantial business downturn could jeopardize the profitability and continued operation of the Company.

     ADDITIONAL FINANCINGS WILL BE REQUIRED. The Company's success is dependent upon its ability to raise additional capital. Management estimates that it will be necessary for the Company to raise approximately $5 million for immediate operations and up to $20 million in order to launch an ambitious marketing program, further invest in technological development research and development and for working capital. The Company is in discussions with investment bankers and others to provide or assist in providing this financing. However, as of the date of this Report, the Company does not have any written commitments for any of this financing, and no assurance can be given that the Company will obtain any additional financing. Failure to infuse additional capital into the Company will force management to curtail marketing expenditures and product introductions, which may affect the Company's ability to fully implement its business plan described herein.

     ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE. The Company's Articles of Incorporation, as amended, authorizes the issuance of 45,000,000 Common Shares, no par value per share, and 7,500,000 Preferred Shares, no par value per share. As of the date of this Report, there are 10,710,958 shares of Common Stock issued and outstanding, an aggregate of 1,474,064 shares of Preferred Shares issued and outstanding, and an aggregate of 9,842,432 shares of the Company's Common Stock reserved for issuance pursuant to outstanding options and warrants. The future issuance of all or part of the remaining authorized Common Stock may result in substantial dilution in the percentage of Common Stock held by the Company's then existing shareholders. It is also probable that applicable resolutions to increase the number of shares of Common Stock authorized for issuance will be presented to the Company's shareholders in the near future. Moreover, any Common Stock issued in the future may be valued on an arbitrary basis by the Company's Board of Directors, but in no event at a price less than $3.00. The issuance of shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on the Company's trading market, if such a market develops in the future, of which there can be no assurance.

     THE COMPANY'S SUCCESS IS DEPENDENT UPON THE MANAGEMENT OF GROWTH. The Company's proposed expansion into new markets will expose it to increased competition, greater overhead, marketing and support costs and other risks associated with entry into new markets and solicitation of new customers. The Company faces all risks which are associated with any growing business, such as under- capitalization, cash flow problems, and personnel, financial and resource limitations, as well as special risks associated with its proposed operations. To manage growth effectively, management will need to continue to improve and expand operational, financial and management information systems and to expand, train, motivate and manage employees. Should the Company be unable to manage growth effectively, its results of operations could be adversely affected.

     THE COMPANY HAS NOT PAID DIVIDENDS ON ITS COMMON STOCK AND DOES NOT ANTICIPATE THE PAYMENT OF DIVIDENDS IN THE FUTURE. No dividends have been paid on the Company's shares of Common Stock and management does not anticipate the payment of cash dividends in the foreseeable future. If operations become profitable, it is anticipated that, for the foreseeable future, any income received therefrom would be devoted to future operations and that cash dividends would not be paid to shareholders.

     THE COMPANY IS SUBJECT TO SIGNIFICANT COMPETITION. The Company is and will continue to be an insignificant participant in its business. A large number of established and well-financed entities are active in the Company's industry. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in expanding its business.

     THE SUCCESS OF THE COMPANY'S OPERATIONS IS DEPENDENT UPON MANAGEMENT. The success of the Company is dependent upon the efforts and abilities of its Chief Executive Officer, Richard Stelnick. The Company has also relied heavily on the services of Robert Miragliotta, Chief Financial Officer of the Company, and Theodore Ellenis, Executive Vice-President of the Company. The loss of the services of Messrs. Stelnick, Miragliotta or Ellenis would likely have a material adverse affect on the Company's operations, at least in the short term.

     As of the date of this Report, the Company has not obtained key man insurance on the aforesaid persons. However, management is currently reviewing this matter and expects to obtain such insurance, with the Company as beneficiary, in the near future. However, there are no assurances that, even with such insurance in place, that any damages incurred by the Company due to loss of the services of either of these persons will be sufficient to mitigate any damages to the Company.

     The Company believes that it will be necessary to increase its permanent sales, marketing product design and administrative staff in order to implement its business plan. Although the Company believes that necessary additional personnel to staff the Company are available, there can be no assurance that the Company will be successful in assembling an effective staff in a timely manner particularly as the Company faces considerable competition from other companies for such personnel. There can be no assurance that the Company will be able to attract and retain additional qualified personnel, and any inability to do so could have a material adverse effect on the Company.

     THE COMPANY'S BUSINESS IS SUBJECT TO SEASONAL MARKETS. The Company's business is largely dependent upon the sports entertainment industry, which is highly cyclical and dependent upon consumer spending. Economic factors adversely affecting the sports entertainment business sectors and consumer spending could adversely impact the Company. Increased revenues and operating income are generally experienced during the second and fourth calendar quarters as a result of the sporting goods industry's selling season, the peak sales and production period of the year. Decreased revenues and operating income are generally experienced during January, February, July and August of each year as a result of retailer inventory surges and tradeshow participation, as well as changeover in product lines for the new model year. The Company's historical results of operations may not reflect cyclical or season fluctuations in revenues and operating income it may face in the future because the Company's growth trend through successive periods has masked the effect of any such fluctuations.

     THERE IS A RISK THAT THE COMPANY WILL NOT BE ABLE TO PREVENT MISAPPROPRIATION OF ITS INTELLECTUAL PROPERTY OR TECHNOLOGIES. The Company actively seeks to protect from infringement the patents held and licensed by it. However, there can be no assurance that steps taken by the Company to protect its intellectual property will be adequate to prevent misappropriation of its technology or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. In the event that protective measures are not successful, the Company's business, operating results and financial condition could be materially and adversely affected. In addition, the Company's growth strategy includes a plan to enter the international market and the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. See "Litigation," above.

     The Company is also subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights of others. Although the Company believes that its technology does not infringe on the proprietary rights of others and has not received any notice of claimed infringements, there can be no assurance that third parties will not assert infringement claims against the Company in the future based on patents or trade secrets or that any such claims if made would not be successful. The Company could incur substantial costs in defending itself and its customers against any such claims, regardless of the merits of such claims. Parties making such claims may be able to obtain injunctive or other equitable relief, which could effectively block the Company's ability to sell its products in the United States and abroad, and could result in an award of substantial damages. In the event of a successful claim of infringement, the Company and its customers and end-users may be required to obtain one or more licenses from third parties. There can be no assurance that the Company or its customers could obtain necessary licenses from third parties at a reasonable cost or at all. The defense of any lawsuit could result in time-consuming and expensive litigation, damages, license fees, royalty payments and restrictions on the Company's ability to sell its products, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

     THE COMPANY IS DEPENDENT UPON CONTRACT MANUFACTURING AND THERE IS A LIMITED SOURCE OF SUPPLIERS OF RAW MATERIALS. The Company may in the future experience problems with its various component suppliers, such as inferior quality, insufficient quantities and late delivery. There can be no assurance that such problems will not generate material liabilities for the Company or adversely impact the Company's relations with its customers in the future. In addition, the Company may experience pricing pressure from its contract manufacturers. There can be no assurance that the Company will be able to manage its contract manufacturers effectively or that these manufacturers will meet the Company's future requirements for timely delivery of products of sufficient quality and quantity. In order to meet demand for its products, the Company will have to coordinate its efforts with those of its suppliers and contract manufacturers. The inability of the Company's contract manufacturers to provide adequate supplies of high-quality products or the loss of any of the Company's contract manufacturers could cause a delay in the Company's ability to fulfill orders while the Company identifies are placement manufacturer and could have a material adverse effect upon the Company's business, operating results and financial condition.

     THE COMPANY MAY BE SUBJECT TO POTENTIAL PRODUCT LIABILITY CLAIMS INVOLVING PERSONAL INJURIES ALLEGEDLY RELATED TO V-FORM SKATES AND ITS INSURANCE COVERAGE MAY BE INSUFFICIENT. The Company currently carries an occurrence-based product liability insurance policy. The Company believes that its insurance has been and continues to be adequate to cover product liability claims. Nevertheless, any future claims are subject to the uncertainties related to litigation, and the ultimate outcome of such proceedings or claims cannot be predicted. Due to the uncertainty with respect to the nature and extent of manufacturers' and distributors' liability for personal injuries, there is no assurance that the Company's product liability insurance will be adequate to cover such claims. Further, there can be no assurance that insurance will remain available or, if available, that it will not be prohibitively expensive. Although the Company believes it has adequate insurance coverage against hazards and risks that are typical in the business conducted by it and that such coverage is in reasonable amounts, there can be no assurance that due to certain unforeseen circumstances such insurance will be adequate in every instance. In addition, certain hazards and risks may be specifically excluded from coverage under the policies maintained by the Company or otherwise may be unavailable to the Company or other companies within the industry. The loss of insurance coverage or claims exceeding that coverage or uninsured risks or hazards could have a material adverse effect on the Company's business, results of operations and financial condition.

     AS IS CUSTOMARY IN THE INDUSTRY, THE COMPANY DOES NOT HAVE LONG-TERM CONTRACTS WITH ANY OF ITS CUSTOMERS. While management expects the Company's customer base to expand in the future, a limited number of large orders from a small number of customers may continue to account for a significant portion of the Company's sales during any given period for the foreseeable future. The loss of, or a reduction in business from, any of its major customers could have a material adverse effect on the Company's results of operations.

     CERTAIN OF THE COMPANY'S PRODUCTS MAY BE SUBJECT TO REGULATION BY THE FEDERAL CONSUMER PRODUCTS SAFETY COMMISSION AND MAY BE SUBJECT TO RECALL. The Federal Consumer Products Safety Commission (the "CPSC") may have the authority to recall some of the Company's products. In addition, the Company may be required to change or modify its current or future products in order to comply with CPSC's rules or other rules and regulations related to the safety of its products or any future rules or regulations. In the event the Company is required to modify or change its products, it may incur substantial additional costs related to design and manufacture and may incur significant down-time in being able to produce inventory for sale, all of which could have a material adverse effect upon the Company. Although the Company is not aware of any current proceeding by the CPSC that would result in the recall of the Company's product, any recall of the Company's products could result in significant expense to the Company. There can be no assurance that the Company will have the necessary funds available to it to conduct any recall or that, if conducted, it will have funds available to continue its operations.

     THERE IS NO TRADING MARKET FOR THE COMPANY'S SECURITIES. As of the date of this Report, there is no public market for the Company's securities. Management anticipates that the Company will file an application to list the Company's Common Stock for trading on the American Stock Exchange, or some other national stock exchange, once the Company qualifies pursuant to the listing standards established by such national stock exchanges. However, there can be no assurance that the Company's Common Stock will be approved for listing on the AMEX, NASDAQ, or any other national stock exchange, nor can there be any assurance that any market will develop for the Company's securities in the future or, if developed, that it will continue. In the absence of a public trading market, the Company's current shareholders will have difficulty liquidating their respective holdings in the Company.

     IF THE COMPANY'S COMMON STOCK IS APPROVED FOR TRADING, THERE ARE POTENTIAL ADVERSE EFFECTS ON THE MARKET FOR THE COMPANY'S SECURITIES. The Securities and Exchange Commission has adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing required penny stock restrictions will not apply to the Company's securities in the event such securities are approved for listing on AMEX or NASDAQ or other national stock exchanges and have certain price and volume information provided on a current and continuing basis. There can be no assurances that the Company's securities will qualify for exemption from these restrictions if a market ever develops for the Company's securities. If such a market does develop and the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

     THERE MAY BE A POTENTIAL FOR DILUTIVE EFFECT IF OUTSTANDING OPTIONS AND WARRANTS ARE EXERCISED. As of the date of this Report, the Company has outstanding options and warrants to purchase approximately 9,842,432 shares of Common Stock at prices ranging from $.10 to $6.00 per share. To the extent that outstanding options and warrants are exercised, dilution of the holders of the Common Stock will occur and sales of the Company's Common Stock underlying these options and warrants may adversely affect the Company's ability to raise additional capital. Exercise of these outstanding options and warrants could also adversely affect the then prevailing market prices for the Common Stock, if such a market develops, of which there can be no assurance.

     THE DETERMINATION OF OPTION AND WARRANT EXERCISE PRICES HAVE BEEN ARBITRARILY ESTABLISHED. The exercise prices of the Company's outstanding options and warrants have been arbitrarily determined by the Company and do not necessarily bear a relationship to the assets, book value, net worth, or earnings of the Company, or other established criteria of value. There is currently no market for the Company's securities and there are no assurances that a market will develop for the Company's securities in the future.

ITEM 5.  OTHER EVENTS

     SUCCESSOR ISSUER ELECTION.

     Upon effectiveness of the merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, V-Formation became the successor issuer to Buckeye for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective as of the date of this report.

ITEM 7.     FINANCIAL STATEMENTS

     The Company's audited financial statements for the fiscal years ended December 31, 1999 and 2000 are included herewith.



Item 7(c).  Exhibits.

Number      Exhibit

3.1         Articles of Incorporation and Amendments thereto of V-
            Formation, Inc.

3.2         Restated Bylaws of V-Formation, Inc.

10.1        Agreement and Plan of Reorganization between Buckeye and
            V-Formation

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        V-FORMATION, INC.



                                        By: s/ Richard Stelnick
                                           ----------------------------
                                           Richard Stelnick,
                                           Chief Executive Officer

Dated:  April 20, 2001

                                V-FORMATION, INC.
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                        Page
                                                                        ----

Independent Auditors' Report                                               F-2

Consolidated balance sheets as of December 31, 2000 and 1999               F-3

Consolidated statements of operations for the years ended
 December 31, 2000 and 1999                                                F-4

Consolidated statements of stockholders' equity for the
 years ended December 31, 2000 and 1999                                F-5-F-6

Consolidated statements of cash flows for the years
 ended December 31, 2000 and 1999                                          F-7

Notes to consolidated financial statements                            F-8-F-24

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
V-Formation, Inc. and subsidiaries
Lincoln Park, New Jersey


We have audited the accompanying consolidated balance sheets of V-Formation, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations and stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of V-Formation, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of its consolidated operations and its consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.



                                               HORTON & COMPANY, L.L.C.




Wayne, New Jersey
April 17, 2001



                                V-FORMATION, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                       December 31,
                                                                              -----------------------------
                                                                                   2000           1999
                                                                              -------------  --------------
Current assets:
   Cash                                                                       $     709,351  $      160,186
   Accounts receivable, net of allowance for doubtful accounts
      of $21,000 in 2000 and 1999                                                   173,349         117,362
   Inventories                                                                      366,253         342,949
   Prepaid expenses and other current assets                                         44,757          77,916
                                                                              -------------  --------------

               Total current assets                                               1,293,710         698,413

Property and equipment, net                                                         334,339         365,983

Patents and trademarks, net of accumulated amortization
   of $115,939 in 2000, $78,993 in 1999                                             521,119         500,870

Security deposits                                                                    37,437          48,487
                                                                              -------------  --------------

                                                                              $   2,186,605  $    1,613,753
                                                                              =============  ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                      December 31,
                                                                              ----------------------------
                                                                                   2000           1999
                                                                              -------------  -------------
Current liabilities:
   Current maturities of long-term debt                                       $     334,227  $     294,798
   Accounts payable and accrued expenses                                            510,096        482,799
                                                                              -------------  -------------

               Total current liabilities                                            844,323        777,597
                                                                              -------------  -------------

Long-term debt, net of current maturities                                           290,607        449,834
                                                                              -------------  -------------

Stockholders' equity:
  Preferred stock - no par value, 7,500,000 shares authorized,
      1,475,148 shares issued, 1,474,064 shares outstanding in 2000
      1,196,828 shares issued and outstanding in 1999                             5,286,470      4,366,554
   Common stock - no par value, 45,000,000 shares authorized,
      10,516,150 shares issued, 10,038,234 shares outstanding in 2000
      7,279,174 shares issued, 6,820,325 shares outstanding in 1999              25,180,805     14,163,144
   Additional paid-in capital                                                    30,693,116     30,736,160
   Subscriptions receivable                                                      (2,457,545)             -
   Accumulated deficit                                                          (57,441,822)   (48,757,791)
   Treasury stock at cost, 479,000 shares in 2000 and 458,849 shares in 1999       (209,349)      (121,745)
                                                                              -------------  -------------

                                                                                  1,051,675        386,322
                                                                              -------------  -------------

                                                                              $   2,186,605  $   1,613,753
                                                                              =============  =============

                 See notes to consolidated financial statements

                                V-FORMATION, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                        Year ended December 31,
                                                      -------------------------
                                                          2000          1999
                                                      ------------  -----------

Sales                                                 $  1,272,683  $   760,533

Cost of goods sold                                       1,218,324      756,139
                                                      ------------  -----------

Gross profit                                                54,359        4,394
                                                      ------------  -----------

Operating expenses:
   Selling and promotional                                 767,945    1,540,265
   General and administrative                            2,648,335    1,344,084
   Research and development                                275,684      223,465
   Depreciation and amortization                           132,162      118,242
   Loss on disposal of assets                              106,142            -
                                                      ------------  -----------

                                                         3,930,268    3,226,056
                                                      ------------  -----------

Loss from operations before stock-based compensation    (3,875,909)  (3,221,662)
                                                      ------------  -----------

Operating expenses paid in stock and warrants:
   Employee compensation                                    88,500      318,660
   Fees and commissions                                    237,408      251,188
   Charitable contributions                                      -      489,000
   Litigation settlement                                 4,410,000            -
   Interest                                                      -      246,677
                                                      ------------  -----------

                                                         4,735,908    1,305,525
                                                      ------------  -----------

Loss from operations                                    (8,611,817)  (4,527,187)
                                                      ------------  -----------

Other income (expense):
   Interest income                                             381        4,839
   Interest expense                                        (72,595)    (118,149)
                                                      ------------  -----------

                                                           (72,214)    (113,310)
                                                      ------------  -----------

Net loss                                              $ (8,684,031) $(4,640,497)
                                                      ============  ===========


Loss per common share                                 $      (1.14) $     (0.71)
                                                      ============  ===========

Weighted average shares outstanding                      7,611,483    6,522,704
                                                      ============  ===========


                 See notes to consolidated financial statements




                                V-FORMATION, INC.
                                 AND SUBSIDARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     Years ended December 31, 2000 and 1999

                              Common Stock-        Preferred stock
                               No Par Value          No Par Value        Treasury Stock
                          --------------------- ----------------------- -------------------
                                                                                              Additional
                          Number of             Number of               Number of             Paid-in    Subscriptions Accumulated
                           Shares     Amount     Shares       Amount      Shares   Amount     Capital     Receivable     Deficit
                          --------- ----------- ---------  ------------ --------- ---------  ----------- ------------- ------------
Balance at January 1,
  1999                    6,729,942 $12,347,768   602,390  $    800,000   453,349 $(100,625) $30,317,125 $           - $(44,117,294)

Sales of stock for cash     242,883   1,427,282   508,372     3,018,158         -         -            -             -            -

Issuance of stock for
  employee compensation      19,110     144,660         -             -         -         -            -             -            -

Issuance of stock in
   brand acquisition          4,000      24,000         -             -         -         -            -             -            -

Issuance of stock
   for services              10,739      64,434     4,566        59,396         -         -            -             -            -

Warrants exercised          251,000      26,000         -             -         -         -            -             -            -

Issuance of warrants for
   employee compensation          -           -         -             -         -         -      174,000             -            -
Issuance of warrants
   for services                   -           -         -             -         -         -      127,358             -            -

Issuance of warrants
   for interest                   -           -         -             -         -         -      246,677             -            -

Stock dividends              21,500     129,000         -             -         -         -     (129,000)            -            -

Purchase of treasury stock        -           -         -             -     5,500   (21,120)           -             -            -

Stock donated to charities        -           -    81,500       489,000         -         -            -             -            -

Net loss for the year             -           -         -             -         -         -            -             -   (4,640,497)
                          --------- ----------- ---------  ------------ --------- ---------  ----------- ------------- ------------

Balance at December 31,
   1999                   7,279,174 $14,163,144 1,196,828  $  4,366,554   458,849 $(121,745) $30,736,160 $           - $(48,757,791)
                          ========= =========== =========  ============ ========= =========  =========== ============= ============


                 See notes to consolidated financial statements

                                       F-5



                                V-FORMATION, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     Years ended December 31, 2000 and 1999


                              Common Stock         Preferred stock-
                              No Par Value           No Par Value        Treasury Stock
                         ---------------------- ---------------------- -------------------
                                                                                                Additional
                         Number of              Number of              Number of            Paid-in     Subscriptions  Accumulated
                           Shares     Amount     Shares      Amount     Shares     Amount    Capital      Receivable     Deficit
                         ---------- ----------- --------- ------------ --------- ---------  ----------- -------------  ------------
Balance at January 1,
   2000                   7,279,174 $14,163,144 1,196,828 $  4,366,554   458,849 $(121,745) $30,736,160 $           -  $(48,757,791)

Sales of stock for cash      34,618     122,400   277,202      913,208         -         -            -             -             -

Warrants exercised        2,311,156   6,114,908         -            -         -         -            -    (2,457,545)            -

Issuance of stock for
   employee compensation     29,500      88,500         -            -         -         -            -             -             -

Issuance of stock in
   litigation settlement    735,000   4,410,000         -            -         -         -            -             -             -

Issuance of stock
   for services             117,703     227,859     1,118        6,708         -         -            -             -             -

Issuance of warrants for
   service providers              -           -         -            -         -         -       10,950             -             -

Dividends                     8,999      53,994         -            -         -         -      (53,994)            -             -

Purchase of treasury stock        -           -         -            -    20,151   (87,604)           -             -             -

Net loss for the year             -           -         -            -         -         -            -             -    (8,684,031)
                         ---------- ----------- --------- ------------ --------- ---------  ----------- -------------  ------------

Balance at December 31,
   2000                  10,516,150 $25,180,805 1,475,148 $  5,286,470   479,000 $(209,349) $30,693,116 $  (2,457,545) $(57,441,822)
                         ========== =========== ========= ============ ========= =========  =========== =============  ============





                 See notes to consolidated financial statements


                                V-FORMATION, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     Year ended December 31,
                                                                     ------------------------
                                                                         2000        1999
                                                                     -----------  -----------
Cash flows from operating activities:
   Net loss                                                          $(8,684,031) $(4,640,497)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
         Depreciation and amortization                                   132,162      118,242
         Employee compensation paid in stock and warrants                 88,500      318,660
         Fees and commissions paid in stock and warrants                 237,408      251,188
         Litigation settlement paid in stock and warrants              4,410,000            -
         Debt incurred in litigation settlement                          195,000            -
         Charitable contributions paid in stock and warrants                   -      489,000
         Interest paid in warrants                                             -      246,677
         Loss on disposal of assets                                      106,142          746
         Changes in operating assets and liabilities:
            (Increase) decrease in accounts receivable                   (55,987)     (14,274)
            (Increase) decrease in inventories                           (23,304)     (63,611)
            (Increase) decrease in prepaid expenses
               and other current assets                                   33,159      (20,763)
            (Increase) decrease in security deposits                      11,050       37,650
            Increase (decrease) in accounts payable                       27,295     (194,548)
            Increase (decrease) in accrued expenses                            -     (122,285)
                                                                     -----------  -----------

                Net cash used in operating activities                 (3,522,606)  (3,593,815)
                                                                     -----------  -----------

Cash flows from investing activities:
   Sale of marketable securities                                               -      339,692
   Capital expenditures for equipment, patents
      and trademarks                                                    (218,798)    (196,104)
                                                                     -----------  -----------

                Net cash provided by (used in) investing activities     (218,798)     143,588
                                                                     -----------  -----------

Cash flows from financing activities:
   Repayment of notes payable                                                  -     (242,500)
   Repayment of shareholder loans                                              -      (92,000)
   Principal payments under loan agreements                             (314,798)    (540,350)
   Proceeds from issuance of common stock                              3,779,763    1,453,282
   Proceeds from issuance of preferred stock                             913,208    3,018,158
   Purchase of treasury stock                                            (87,604)     (21,120)
                                                                     -----------  -----------

                Net cash provided by financing activities              4,290,569    3,575,470
                                                                     -----------  -----------

Net increase in cash                                                     549,165      125,243

Cash, beginning of year                                                  160,186       34,943
                                                                     -----------  -----------

Cash, end of year                                                    $   709,351  $   160,186
                                                                     ===========  ===========

                 See notes to consolidated financial statements

                                V-FORMATION, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2000 and 1999


1.   Summary of significant accounting policies

     This summary of significant accounting policies of V-Formation, Inc. is presented to assist in understanding the consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management, ___ which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

          Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          History and business activity

     V-Formation, Inc. (the "Company") was organized in January 1995 and was in the development stage through December 31, 1996. In January 1997, the Company commenced the sale of patented V-configuration roller skates to sporting goods retailers located throughout the United States and Canada. During 1999, the Company acquired the Nexed brand of hockey equipment and apparel (Note 9). During 2000, the Company acquired On Net Sports, Inc. ("ONSI"), a development stage company that has had no operations to date (Note 9). In addition, the Company incorporated Soft Machine, Inc. ("SMI") as a wholly-owned subsidiary to acquire certain software and intellectual properties. SMI has had no operations to date (Note 9).

          Cash equivalents

     The Company considers all highly-liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

          Supplementary disclosures of cash flow information

     During the years ended December 31, 2000 and 1999, the Company paid interest expense of $72,595 and $119,158, respectively.





                                       F-8
                                                                              34

          Supplementary schedules of noncash investing and financing activities

                                                  Year ended December 31,
                                                --------------------------
                                                     2000          1999
                                                -------------  -----------

       Stock and warrants issued for
          employee compensation                 $     88,500   $   318,660
                                                ============   ===========

       Stock and warrants issued for fees
          and commissions                       $    237,408   $   251,188
                                                ============   ===========

       Stock and warrants issued for
          litigation settlements                $  4,410,000   $         -
                                                ============   ===========

       Stock and warrants donated to charities  $          -   $   489,000
                                                ============   ===========

       Warrants issued as interest expense      $          -   $   246,677
                                                ============   ===========

       Stock issued and capitalized as
          patent and trademark costs            $      8,109   $    24,000
                                                ============   ===========

       Stock issued as dividends                $     53,994   $   129,000
                                                ============   ===========

          Concentration of credit risk

     Financial instruments, which potentially subject the Company to concentration of credit risk, consists principally of cash and accounts receivable. The Company's policies do not require collateral to support accounts receivable. However, because of the diversity and credit worthiness of individual accounts which comprise the total balance, management does not believe that the Company is subject to any significant credit risk.

     At December 31, 2000 and 1999, the Company had a cash balance in one bank which was approximately $905,000 and $17,000, respectively in excess of the $100,000 limit insured by the FDIC. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk with regard to cash.

     At December 31, 2000, no individual customer represented 10% or more of the Company's accounts receivable. At December 31, 1999, the Company had accounts receivable from one customer in the amount of $20,109, representing 17% of the accounts receivable balance at that date.

          Fair value of financial instruments

     The Company's receivables and payables are current on normal terms and, accordingly, are believed by management to approximate fair value. Management also believes that notes payable, long-term debt and capital lease obligations approximate fair value when current interest rates for similar debt securities are applied.

          Inventories

     Inventories are stated at the lower of cost or market on a first-in, first-out basis.

          Property and equipment

     Property and equipment are stated at cost. Depreciation is provided on the straight-line and accelerated methods over the estimated useful lives of the respective assets. Additions and improvements are capitalized, whereas costs of maintenance and repairs are expensed as incurred.

          Stock-based compensation

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock warrants.

          Research and development

     Research and development costs are charged to operations when incurred and are included in operating expenses.

          Assets held under capital leases

     The Company is the lessee of office furniture, office equipment, and a motor vehicle under capital leases expiring in various years through 2000. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense.

          Income taxes

     The Company recognizes deferred tax liabilities and assets, if any, for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances, if any, are provided when the expected realization of tax assets does not meet a "more likely than not" criterion.

          Loss per common share

     Loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common stock outstanding during the period.


2.   Inventories

     Inventories consist of:

                                                       December 31,
                                                  ---------------------
                                                    2000         1999
                                                  --------     --------

          Finished goods                          $220,069     $116,251
          Raw materials                            146,184      226,698
                                                  --------     --------

                                                  $366,253     $342,949
                                                  ========     ========

3.   Property and equipment

     The following is a summary of property and equipment at cost, less accumulated depreciation:

                                                 December 31,
                                              -------------------    Life in
                                                2000       1999       Years
                                              --------   --------    -------
          Molds and tooling                   $289,237   $317,783      7-10
          Motor vehicles                         7,703      7,703        5
          Office equipment                     125,151    107,541        5
          Furniture and fixtures                30,044     30,044      7-10
          Machinery and equipment               90,912     89,820        7
                                              --------   --------

                                               543,047    552,891
          Less:  accumulated depreciation      208,708    186,908
                                              --------   --------

                                              $334,339   $365,983
                                              ========   ========

     During the year ended December 31, 2000, the Company wrote-off molds and tooling that are no longer in use, with an original cost of $175,934, net of accumulated depreciation of $69,792. The Company incurred a loss on disposal of $106,442.

     Included above are motor vehicles, office furniture and equipment held under capitalized leases with a cost of $104,245 at December 31, 1999 and 1998. Accumulated depreciation at December 31, 2000 and 1999 was $73,355 and $57,224, respectively. Depreciation on assets held under capitalized leases amounted to $16,131 and $24,353 for the years ended December 31, 2000 and 1999, respectively.


4.   Patents and trademarks

     The Company owns or licenses various patents of technology concerning its V-configuration skates, as well as in-line skates, boots with interchangeable skate chassis, and self-illuminating wheels. The Company has also trademarked various names and logos.

     The costs associated with the acquisition of a patent, and the costs of registering the patents and trademarks are capitalized and amortized on the straight-line basis over the remaining lives, of 17 to 20 years. The periods of amortization are periodically evaluated to determine whether circumstances warrant revised estimates of useful lives.

     The Company reviews the carrying value of patents and trademarks to determine whether there are any impairment losses. If indicators of impairment were present, and future cash flows were not expected to be sufficient to recover the assets' carrying amount, an impairment loss would be charged to expense in the period identified. No event has been identified that would indicate an impairment of the value of patents and trademarks recorded in the accompanying consolidated financial statements.

     In December 2000, the Company acquired six patents which cover a range of key in-line skate design elements, including wheel and sidewall mounting and construction. The patents were acquired for $30,000. Commencing January of 2001, the Company filed several lawsuits against in-line skate manufacturers for infringing on one or more of these patents (Note 8).

5.   Long-term debt

     Long-term debt consists of the following obligations:
                                                                December 31,
                                                             ------------------
                                                               2000      1999
                                                             --------  --------
     Notes payable in 18 equal quarterly installments of
     $77,153, including interest at 8%, commencing April 1,
     1998 and due July 1, 2002. These notes are
     collateralized by consent judgments in favor of the
     creditors, signed by the Company and certain of its
     officers, and certain covenants that restrict
     officers' compensation, restrict the making of loans
     and prohibit the declaration or payment of cash
     dividends (Note 6).                                     $432,167  $693,033

     Capital lease obligations, payable in monthly
     installments of $2,388 in 2000 and $3,428 in 1999,
     including interest from 11.4% to 18.9%, due through
     January 2002.                                             17,667    51,599

     Unsecured note payable in five annual installments
     of $35,000, without interest, commencing March 15,
     2001. The unpaid balance of the note is payable in
     full in the event of sale or merger of the Company,
     or in the event the Company receives net funding of
     $1,500,000, or more, from an equity offering (Note 9).   175,000         -
                                                             --------  --------
                                                              624,834   744,632
     Less current maturities                                  334,227   294,798
                                                             --------  --------

                                                             $290,607  $449,834
                                                             ========  ========

     Following is the schedule of maturities of long-term debt:

                 Year ending
                 December 31,
                 ------------
                    2001                                  $334,227
                    2002                                   185,607
                    2003                                    35,000
                    2004                                    35,000
                    2005                                    35,000
                                                          --------

                                                          $624,834
                                                          ========

6.   Stockholders' equity

          Preferred stock

     The Company has authorized 7,500,000 shares of preferred stock. All series of preferred stock are non-voting, unless two or more quarterly dividends (whether or not declared) on the Series A Preferred Stock are unpaid, in which instance the Series A preferred stockholders, voting as a class, have the right to appoint two directors.

     The following is a summary of activity of the various series of preferred stock for the years ended December 31, 2000 and 1999:

                                                    Year ended December 31,
                                         ---------------------------------------------
                                                 2000                  1999
                                         ---------------------  ----------------------
                                           Shares     Amount     Shares      Amount
                                         ---------  ----------  ---------  -----------
      Series A:
        Beginning balance                  500,000  $  500,000    500,000  $   500,000

        Activity                                 -           -          -           -
                                         --------- -----------  ---------  ----------
        Ending balance                     500,000  $  500,00     500,000  $  500,000
                                         =========  ==========  =========  ==========

      Series B:
        Beginning balance                  102,390  $  300,000    102,390  $  300,000

        Activity                                 -           -          -           -
                                         ---------  ----------  ---------  ----------

        Ending balance                     102,390  $  300,000    102,390  $  300,000
                                         =========  ==========  =========  ==========

      Series C:
        Beginning balance                  594,438  $3,566,554          -  $        -

        Sales of stock for cash             27,202     163,208    508,372   3,018,158
        Issuance of stock for services       1,118       6,708      4,566      59,396
        Stock donated to charities               -           -     81,500     489,000
                                         ---------  ----------  ---------  ----------

        Ending balance                     622,758  $3,736,470    594,438   3,566,554
                                         =========  ==========  =========  ==========

      Series D:
        Beginning balance                        -  $        -          -  $        -

        Sales of stock for cash            250,000     750,000          -           -
                                         ---------  ----------  ---------  ----------

        Ending balance                     250,000  $  750,000          -  $        -
                                         =========  ==========  =========  ==========

      Total:
        Beginning balance                1,196,828  $4,366,554    602,390  $  800,000

        Sales of stock for cash            277,202     913,208    508,372   3,018,158
        Issuance of stock for services       1,118       6,708      4,566      59,396
        Stock donated to charities               -           -     81,500     489,000
                                         ---------  ----------  ---------  ----------

        Ending balance                   1,475,148  $5,286,470  1,196,828  $4,366,554
                                         =========  ==========  ========== ==========

     The Series A 6% Cumulative Preferred Stock pays cumulative annual dividends (if and when declared by the board) of $.06 per share, is redeemable at $1 per share plus all unpaid dividends, after 18 months from the date of issuance, and is convertible into common stock on a share-for-share basis.

     The Series B 8% Cumulative Preferred Stock pays annual dividends of 8% of the original series issue price (commencing November 1, 1997) and is cumulative. The stock may not be redeemed, but is convertible into common stock. The number of shares issueable upon conversion is determined by dividing the original issue price plus unpaid dividends plus the forced conversion premium (18% of original issue price, if applicable) by the conversion price at the time in effect. The Company may force the conversion of the stock on the consummation of the sale of the Company's common stock in a bona fide underwriting commitment pursuant to a registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds in excess of $10 million, and a public offering price of not less than $5 per share.

     In the event of any liquidation, dissolution or winding up of the Company, the Series A preferred stockholders are entitled to receive $.06 per share, and the Series B preferred stockholders $2.93 per share, together with all unpaid dividends on these shares, with the Series A stockholders receiving preference in the order of distribution.

     During 1999, the Company commenced a private placement in which it sold 508,372 equity units. The Company concluded the private placement in early 2000 by selling 27,202 shares of its Series C Preferred Stock. Each unit consists of one share of Series C 8% Cumulative Preferred Stock and two detachable Preferred Series C Warrants. Proceeds of the issuance received in 1999 totaled $3,018,158 and $163,208 in 2000. The Series C Preferred Stock has an 8% cumulative dividend payable in either cash or stock, at the discretion of the Company except that, if the Company fails to register common stock within one year from the date of issuance (June 1999 through February 2000) the Company is required to pay 8% dividends per annum, payable quarterly commencing November 2000. The Series C Preferred Stock is also convertible into common stock on a share-for-share basis with a conversion premium of not less than 16% ($0.96 per share) of the original $6 per share purchase price of the Series C Preferred Stock. The Series C Preferred Stock has no voting rights. Shareholders have piggyback and demand registration rights.

     The Preferred Series C Warrants are exercisable for a period of three years. Each warrant entitles the holder to purchase one share of Series C Preferred Stock for $6 per share.

     During February 2000, the Company completed a private placement in which it sold 83,333 equity units at $9.00 per unit. Each unit consists of three shares of Series D 8% Cumulative Convertible Preferred Stock and three detachable Preferred Series D Warrants per share. Proceeds from the issuance totaled $750,000. The Series D Preferred Stock has an 8% cumulative dividend payable after the first year in either cash or stock, at the discretion of the Company. The Series D Preferred Stock is convertible into common stock on a share-for-share basis with a conversion premium of not less than 132% ($3.96 per share) of the original $3 per share purchase price of the Series D Preferred Stock.

     The Preferred Series D Warrants are exercisable until December 31, 2002. The exercise price for each Preferred Series D Warrant will be equal to 50% of the original purchase price of the Preferred Series D Unit ($4.50). Each warrant upon exercise will entitle the holder to receive one share of the Company's Series D Preferred Stock, which may be converted into common stock on a share-for-share basis with a conversion premium of not more than 55% ($2.47) of the original purchase price of the Preferred Series D Warrant.

     The Series D Preferred Stock has no voting rights. Shareholders have piggyback and demand registration rights.

          Warrants

     The Company has issued warrants to purchase its common stock in connection with the sale of its common stock, and as compensation to employees and unrelated service providers.

     The following is a summary of warrant activity for the years ended December 31, 2000 and 1999. All warrants are exercisable.

                                      Common stock      Series C Preferred   Series D Preferred
                                  --------------------  -------------------  ------------------
                                    Number    Weighted   Number    Weighted   Number   Weighted
                                     of       average      of      average      of     average
                                    shares    exercise   shares    exercise   shares   exercise
                                  ----------  --------  ---------  --------  --------  --------

     Balance at January 1, 1999    7,562,673  $   1.23          -  $      -         -  $      -

     Granted                         819,213  $   5.36  1,488,876  $   6.96         -  $      -

     Exercised                      (251,000) $   0.10          -  $      -         -  $      -

     Expired                               -  $      -          -  $      -         -  $      -
                                  ----------  --------  ---------  --------  --------  --------

     Balance at December 31, 1999  8,130,886  $   1.60  1,488,876  $   6.96         -  $      -

     Cancelled                      (156,540) $   3.00   (785,968) $   6.96         -  $      -

     Granted                       1,118,197  $   3.89    851,276  $   3.00   833,334  $   3.00

     Exercised                    (1,160,026) $   2.95   (748,300) $   3.00  (334,003) $   3.00

     Expired                        (763,686) $   2.06   (104,140) $      -         -  $      -
                                  ----------  --------  ---------  --------  --------  --------

     Balance at December 31, 2000  7,168,831  $   1.34    701,744  $   6.76   499,331  $   3.00
                                  ==========  ========  =========  ========  ========  ========

     On December 31, 1999, 6,552,686 warrants that were due to expire, were extended through 2000. Since there was no substantive incremental value provided to warrant holders, no additional compensation cost was recorded as a result of the extensions granted in 1999.

     In conjunction with the private placement of Series C Preferred Stock, which took place during 1999, the Company issued 1,188,876 warrants. Each warrant entitles the holder to purchase one share of Series C Preferred Stock for $6 per share. The warrants are exercisable for a period of three years.

     In October 2000, pursuant to a resolution of the board of directors, the Company instituted a warrant exercise incentive program, which provided all holders of common stock warrants and substantially all holders of Series C and Series D warrants with the opportunity to exercise their warrants to purchase common shares at the lesser of the original exercise price or $3 per share. The revised terms were available for all eligible warrants that were exercised by December 31, 2000 and paid by March 31, 2001. As of December 31, 2000, subscriptions receivable, representing warrants exercised but not fully paid, totaled $2,457,545. Under the terms offered, any warrant holders that partially exercised their warrants, forfeited all unexercised warrants. Any warrant holders, that did not exercise their warrants by the specified date, kept their warrants at the original terms.

          Dividends

     At January 1, 1999, dividends on the Series A and Series B Cumulative Preferred Stock were in arrears by $45,000 and $30,000, respectively. If such dividends are in arrears, no dividends shall be declared, nor shall there be any redemption of shares having a rank lower in priority to the Series A Preferred Stock with respect to dividends. All dividends in arrears for 1998 and dividends due for 1999 were paid in common stock during 1999. All dividends due in 2000 on Series A and Series B Preferred Stock were paid in common stock during 2000.

7.   Stock-based compensation

     During 2000 and 1999, the Company issued common stock, preferred stock and warrants to purchase common and preferred stock to employees, charities and unrelated service providers as compensation. The following is the summary of stock and warrants issued for compensation: Number of Compensation shares Amount

     1999:  Common stock issued to employees                       19,110  $  144,660
            Common stock issued in connection with brand
               acquisition                                          4,000      24,000
            Common stock issued to service providers               10,739      64,434
                                                                  -------  ----------

                                                                   33,849  $  233,094
                                                                  =======  ==========

            Warrants issued to employees                           95,610  $  174,000
            Warrants issued to service providers                   80,562     127,358
            Warrants issued as interest                            77,816     246,677
                                                                  -------  ----------

                                                                  253,988  $  548,035
                                                                  =======  ==========

            Series C Preferred stock issued to service providers    4,566  $   59,396
            Series C Preferred stock issued to charities           81,500     489,000
                                                                  -------  ----------

                                                                   86,066  $  548,396
                                                                  =======  ==========

     2000:  Common stock issued to employees                       29,500  $   88,500
            Common stock issued in litigation settlement          735,000   4,410,000
            Common stock issued as patent costs                     2,703       8,109
            Common stock issued to service providers              115,000     219,750
                                                                  -------  ----------

                                                                  882,203  $4,726,359
                                                                  =======  ==========

            Warrants issued to service providers                    7,500  $   10,950
                                                                  =======  ==========

            Series C Preferred stock issued to service providers    1,118  $    6,708
                                                                  =======  ===========


     The amounts of compensation charged to operations on account of employees and service providers who received common stock has been determined based upon the fair value of the common stock as of the date of issuance. Such fair value has been estimated by Management based upon contemporaneous sales of common stock for cash.

     The amount of compensation charged to operations on account of employees who received warrants has been determined in accordance with the provisions of APB 25. Such fair value has been estimated by Management based upon contemporaneous sales of common stock for cash. Had compensation been determined in accordance with SFAS No. 123, utilizing the Black-Scholes-Model for valuing warrants granted (assuming no dividend yield; a risk-free interest rate of 6%; expected life of one year; and no expected volatility) there would have been no material effect on the compensation costs recorded.

     The amount of compensation charged to operations on account of service providers who received warrants has been determined in accordance with SFAS No. 123, utilizing the Black-Scholes-Model for valuing warrants granted (assuming no dividend yield; a risk-free interest rate of 6%; expected life of one year; and no expected volatility).

8.   Commitments and contingencies

          Employment contracts

     During 1999, the Company entered into employment agreements with four officers. During 2000, the agreements were extended through December 31, 2004. Officers' salary expense was $394,000 and $428,108 for 2000 and 1999, respectively. The minimum aggregate annual salaries are $415,500 for the year 2001 and $420,000 for each of the years 2002 through 2004.

          Related party transactions

     As of December 31, 2000, the Company had made non-interest bearing advances to the Chief Executive Officer totaling $32,456. Such advances are unsecured and are repayable on demand.

           Real property lease obligations

     The Company is obligated under a lease agreement for the rental of office space. The lease is for a period of five years expiring October 31, 2001, and may be renewed for an additional five-year period at a 31% increase in rent. Annual base rent under this lease is $80,750, to be adjusted annually by the consumer price index. Rent expense under this lease was $85,928 and $83,889 for the years ended December 31, 2000 and 1999, respectively.

     The Company entered into a lease agreement for the rental of factory and warehouse space in January 1998. This lease commenced March 1, 1998 and expired February 28, 2001. The Company is also responsible for increases in its pro rata share of the provision for real estate taxes and utilities. Rent expense under this lease was $32,175 and $30,825 for the years ended December 31, 2000 and 1999, respectively.

     For the year ending December 31, 2001, minimum annual rental under these lease agreements total $76,739.

          Vehicle lease obligations

     As of December 31, 2000, the Company is obligated under 25 operating leases for automobiles, vans and trucks. These leases range from 24 to 48 months, and expire between January 2001 and August 2004. Vehicle rental expense was $161,436 and $164,072 for the years ended December 31, 2000 and 1999, respectively.

     Minimum lease payments under these leases are as follows:

                   Year ending
                   December 31,
                   ------------
                      2001                           $122,782
                      2002                             46,068
                      2003                             10,377
                      2004                              5,392
                                                     --------

                                                     $184,619
                                                     ========

              Royalty agreement

     The Company is obligated under a product and license agreement whereby it has agreed to pay royalties on sales of V-Formation skates, V-Formation skate products and other trademark products. Royalties are computed as follows:

     - for all trademark products other than skates and skate products, royalties shall be paid at 2% of the wholesale selling price.

     - for all skates and skate products, royalties shall be paid at $4 per pair through April 19, 2011 and $2 per pair thereafter. The Company guaranteed a minimum payment of $240,000 for 1999.

     Royalty expense incurred under this agreement was $35,184 and $240,000 for the years ended December 31, 2000 and 1999, respectively.


          Sponsorship agreement

     The Company  entered  into a  sponsorship  agreement  granting  the Company advertising rights, the right to identify itself as an associate of the Hockeyball Associates, the right to make authorized use of certain
     Hockeyball Associates trademarks, and the right to use authorized endorsements of Hockeyball Associates team members for the 1999 Pro Beach Hockey season. The Company's sponsorship fee was $183,000 for 1999. The Company did not continue its sponsorship for 2000.

          Financing arrangements

     The Company has a $620,000 line of credit agreement with a financial institution. The line of credit is available through May 2001. The obligation bears interest at the bank's index rate plus 1.5%. The obligation is collateralized by the assets of one of the Company's officers and one of its directors. There were no borrowings against the line as of December 31, 2000 or 1999.

          Licensing agreement

     During July 1999, the Company entered into an agreement that grants the Company the exclusive world-wide rights for the manufacture, sale and use of a patented skate design. Among other uses, the design permits either an ice skating blade or an in-line roller skate chassis to be attached interchangeably to the same boot. The agreement is in effect for the duration of the patents.

     In consideration of the licensing agreement, the Company is obligated to pay a royalty of $0.235 for each pair of skates sold that is covered by the patents. The minimum annual royalty payment is $60,000 for the term of the license and is payable in quarterly installments of $15,000.

     As further consideration, the Company granted warrants to purchase 300,000 shares of Series C Preferred stock at $6.00 per share. Such rights are exercisable for the duration of the agreement.

          Brand acquisition

     Effective October 1, 1999, the Company acquired the Nexed brand of hockey equipment and apparel. Prior to the Company's acquisition of the brand name, Nexed had no operations. Nexed was, and continues to be, in the development stage. Consideration consisted of 4,000 shares of the Company's common stock valued at $24,000, warrants to purchase 37,500 shares of the Company's common stock at an exercise price of $6 per share, plus a cash payment of $21,000. The brand acquisition was recorded as an addition to the patent and trademark account at the fair value of the consideration paid, which totaled $45,000. In addition, the Company entered into an employment agreement with the former owner of the Nexed brand.

          Asset acquisitions

     In May 2000, the Company entered into an agreement to acquire 100% of On Net Sports, Inc. ("ONSI"). ONSI is a development stage company that intends to be the world's first 24 hour-a-day sports talk Internet webcasting station offering an interactive, real-time arena for news, statistics and scores. ONSI has had no operations to date.

     Under the terms of the agreement, the Company agreed to provide exclusive financial and management consultation with respect to arranging capitalization or financing and has agreed to provide for financing as follows: $1 million on or before October 1, 2000; $1 million on or before July 1, 2001; $1 million required on or before April 1, 2002; and to help arrange for appropriate senior term debt and/or mezzanine financing. In addition, the agreement provides the management of ONSI with the opportunity to reacquire 49% of ONSI pursuant to defined income goals to be mutually determined.

     During June 2000, the Company entered into an agreement whereby it acquired certain software programs as well as the rights to any and all intellectual properties currently owned, in development or which may be created by the software developer. The software and intellectual property rights were acquired by Soft Machine, Inc. ("SMI") a newly-created, wholly-owned subsidiary of V-Formation, Inc.

     As consideration, the Company agreed to a payment of $50,000 to be made on or before September 1, 2000. In addition, the Company agreed to provide for employment agreements for the executive management of SMI; an annual performance incentive of 3.75% of net SMI profit to be paid against mutually-determined income goals; stock options based on performance; a dedicated operational budget for research and development and for commercial exploitation of marketable intellectual properties; human resources and administrative support services; and consultation with respect to all marketing management, operational and financing efforts.

          Settlement agreement

     On March 15, 2000, the Company entered into a settlement agreement to resolve a legal dispute. The dispute arose from a 1996 transaction in which the plaintiffs acted as brokers by introducing various parties that subsequently invested in V-Formation, Inc.'s Series B Preferred Stock. Although a part of that transaction was later rescinded, and the Company agreed to repay a portion of the proceeds invested (in the form of a loan), the plaintiffs asserted that they were entitled to a finder's fee for having made the introduction. Under the terms of the settlement agreement, the Company agreed to a payment of $20,000 within 30 days of the settlement and a promissory note in the amount of $175,000, payable in annual installments of $35,000, without interest. The unpaid balance of the note is payable in full in the event of sale or merger of the Company, or in the event the Company receives net funding of $1,500,000 or more from an equity offering. In addition, the Company issued 735,000 shares of its common stock valued at $4,410,000.

          Legal proceedings

     Commencing January 1, 2001, the Company filed lawsuits against several in-line skate manufactures for infringing on one or more in-line skate patents. The defendants include Benetton Group, Spa/RollerBlade, Inc., First Team Sports, Inc., Adidas Salomon, AG and MGM/Fila. All complaints request injunctive relief, an accounting of profits and an award of damages. In the opinion of management and legal counsel, these matters will ultimately be settled on terms favorable to the Company.

     On February 28, 2001, the Company entered into an administrative consent order with the State of New Jersey Bureau of Securities (the "Bureau"). The settlement resolved an administrative complaint, which had been filed in December 1999, alleging first, that the Company had sold unregistered securities in violation of New Jersey securities laws and used unregistered parts for the purpose and, second, that it had failed to disclose or misstated material information about the Company in selling its securities.

     Under the terms of the settlement, the Company neither admitted nor denied any of the allegations and the Bureau agreed not to file any complaint charge or administrative action relating to any of the changes in the administrative complaint. As a result of the consent order, V-Formation shall not be required to file any registration statement with the Bureau or the United States Securities and Exchange Commission. The consent order provides for a civil monetary penalty of $212,000, of which $23,560 was paid upon signature. The balance is payable in eight monthly installments of $23,555 commencing April 1, 2001.

     The Company is party to certain other legal proceedings which have arisen in the normal course of operating the Company's business and is aware of other threatened or pending litigation. However, it is believed that such legal proceedings to which the Company (or any of its officers and directors in their capacities as such) is or may be a party or to which the property of the Company may be or is subject would not have a material adverse effect on the Company's business, financial condition or results of operations.

     9.   Income taxes

     As of December 31, 2000, the Company has net operating losses available for carryforward to offset future years' taxable income. The amounts and expiration dates of the net operating losses are as follows:

                Expiration dates
                -----------------
                Federal     State                             Amount
                -------     -----                          -----------
                  2010      2002                           $   220,000
                  2011      2003                             1,595,000
                  2012      2004                             2,600,000
                  2018      2005                             3,534,000
                  2019      2006                             3,335,000
                  2020      2007                             3,949,000
                                                           -----------

                                                           $15,233,000
                                                           ===========
                                      F-23

     Deferred income taxes arise from temporary differences in reporting assets and liabilities for income tax and financial accounting purposes primarily resulting from net operating losses and from temporary differences in recognition of stock-based compensation deductions. As of December 31, 2000, the components of the deferred tax assets and the related tax effects of the temporary differences are as follows:

       Non-current deferred income tax assets arising from:
       Net operating loss carryforward                           $ 4,569,900
       Temporary differences in recognition of
         stock-based compensation                                 11,447,200
       Valuation allowance                                       (16,017,100)
                                                                 -----------

                                                                 $         -
                                                                 ===========

     Because of the uncertainty of the Company's ability to generate taxable income in the future to utilize the deferred tax assets, such assets have been fully reserved through a valuation allowance. The net increase in the deferred income tax asset and the offsetting valuation allowance was $1,390,100 and $1,392,000 for the years ended December 31, 2000 and 1999, respectively.


10.  Subsequent events

          Business combination

     Effective March 14, 2001, pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"), the Company acquired all of the outstanding shares of Buckeye Oil and Gas, Inc. ("Buckeye"), a publicly-held corporation, in exchange for 478,082 shares of the Company's common stock and a payment of $150,000. The shares issued represent approximately 2.5% of the Company's outstanding securities subsequent to the transaction. V-Formation was the surviving corporation and by virtue of the merger, became a fully-reporting publicly-held company under the Securities Act of 1934.

          Equity transactions

     During March 2001, the following equity transactions took place:

     - The Company sold an additional 180,865 shares of common stock at $3 per share, raising proceeds of $542,595.

     - Investors exercised an additional 21,800 common stock warrants at an exercise price of $3 per share, raising proceeds of $65,400.

     - Officers of the Company exercised 3,712,966 common stock warrants at an exercise price of $0.10 per share.



                                      F-24

                                V-FORMATION, INC.
                           --------------------------

                                   EXHIBIT 3.1

                           --------------------------


                            ARTICLES OF INCORPORATION
                                 AND AMENDMENTS

                           --------------------------

Title 14A:2-7 New Jersey Business Corporation Act           TYPE ALL INFORMATION
  Mail to:                                                    EXCEPT SIGNATURES
  Secretary of State                       Certificate of Incorporation
  CN-308                             (For use by Domestic Profit Corporations)
  Trenton, NJ 08625

This is to Certify that,  there is hereby  organized a corporation  under and by
virtue  of the  above  Statute  of the New  Jersey  Statutes       FILED

1.  Name of Corporation:      V-Formation, Inc.                 Jan 18,1995
                         ------------------------------------------------------
2.  Registered Agent:  Richard Stelnick                       LONNA R. HOOKS
                       --------------------------------------------------------
3.  Registered Office:  2000 Valley Ave.                    Secretary of State
                        -------------------------------------------------------
                        Street and Postal designation, if applicable
                        Scotch Plains, NJ    07076
                        -------------------------------------------------------
                        City                          State             Zip
4. The purpose(s) for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under N.J.S.A. 14A:1-1 et seq.

5. The aggregate number of shares which the corporation shall have authority to issue is 2,5000 no par value
                ----------------------
6. If applicable, set forth the designation of each class and series of shares, the number in each and a statement of the relative rights, preferences and limitations
      N/A
    --------------------------------------------------------------------------
    --------------------------------------------------------------------------
7. If applicable, set forth a statement of any authority vested in the Board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.
      N/A
    --------------------------------------------------------------------------
    --------------------------------------------------------------------------
8.  The first Board of Directors shall consist  of    1    Directors (minimum of
    one)                                           -----
    Name                   Street Address           City       State    Zip
    Richard Stelnick       2000 Valley Ave     Scotch Plains    NJ     07076

9.  Name and address of Incorporator(s).
    Name                   Street Address           City       State    Zip
    Richard Stelnick       2000 Valley Ave     Scotch Plains    NJ     07076

10. The Duration of the Corporation is:  perpetual
                                        --------------------------------------
11. Other provisions:
                      --------------------------------------------------------
12. Effective Date (if other than date of filing):
    (Not to exceed 90 days from date of filing     ---------------------------

In Witness Whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused  this  Certificate  to  be  signed by  its duly authorized  officers this
   17th day of  January , 19 95 .
--------       ---------    ----
Signature:  s/Richard Stelnick            Signature:
          ----------------------------              -------------------------
Signature:                                Signature:
          ----------------------------              -------------------------

The purpose of this form is to simplify the filing
requirements of the Secretary of State and does not
replace the need for competent legal advice.                 C-100 Rev. 12/88

                                                                    FILED
                                                                  NOV 8 1995
                            CERTIFICATE OF AMENDMENT
                                                                LONNA R. HOOKS
                                                              Secretary of State

     The undersigned corporation, organized under the laws of the State of New Jersey, certifies the following to amend its Certificate of Incorporation in accordance with Sections 14A:7-9, 14A:9-2 and 14A:9-4 of the New Jersey Statutes
Annotated:

     FIRST: The name of the corporation is V-FORMATION, INC.

     SECOND: Paragraph 5 of the Certificate of Incorporation is amended in its entirety as follows: the aggregate number of shares that the corporation shall have authority to issue is seventeen million five hundred (17,500,000) shares of stock. 2,500,000 shares shall be preferred 6% cumulative non-voting shares.

     A. The holders of the preferred stock shall be entitled to receive and the corporation shall pay on those shares, fixed cumulative cash dividends at an annual rate of $.06 for each share and no more. This right to receive and obligation to pay shall arise as, if, and when declared by the Board of Directors from the funds of the corporation properly available for the payment of dividends in any fiscal year. These dividends shall be payable quarterly on the first business day in the months of February, May, August and November, commencing  February  of  1996.  Dividends  on  the  preferred  stock  shall  be cumulative from the original issue of each share of preferred stock to the extent not paid, whether earned or not earned. No dividends or other distributions shall be declared or paid on, nor shall there be a redemption of, the common shares or any share of the corporation that rank lower in priority to the preferred stock with respect to payment of dividends unless and until all accrued and unpaid dividends on the preferred stock shall have been paid or have been declared and funds set aside for the payment of them.

     B. In the event of the liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the holders of the preferred stock shall be entitled to be paid the amount of $.06 for each share, together with all accrued and unpaid dividends on the shares, and no more, before any distribution to the holders of the common shares or any other shares of the corporation ranking lower in priority to the preferred stock with respect to distribution on liquidation.

     C. Each holder of the preferred stock shall have the right, at his or her option, to redeem all or any portion of the preferred stock held by him or her at a price of $1.00 for each share, together with all accrued and unpaid dividends on each share. This option may be exercised at any time on or after the eighteenth (18th) month after issuance of the preferred stock.

     D. Redemption shall occur after at least thirty (30) days advance written notice given to the corporation by the holders of the shares to be redeemed through registered letter specifying the number of shares to be redeemed and the date on which redemption is to occur. On surrender of the certificates representing the shares to be redeemed and the date on which redemption is to occur. On surrender of the certificates representing the shares to be redeemed, the corporation shall redeem the share for the price set forth in this paragraph. A notice of redemption given by a holder of the preferred stock shall not be deemed to be a notice of redemption by any other holder, or as to any shares other than those specified in the notice.

     E. The holders of preferred stock shall not be entitled to vote at, or receive notices of, any meeting of the shareholders of the corporation, except as required under the New Jersey Business Corporation Act or under this paragraph. If, at any time or from time to time, two (2) or more consecutive or non-consecutive quarterly dividends on any preferred stock shall be in arrears and unpaid, whether or not earned or declared ("Triggering Event"), then the holders of the preferred stock, voting as a single class, shall have the exclusive right to elect two (2) directors.

     F. When the right to elect two (2) directors shall accrue to the holders of the preferred stock, a meeting of those shareholders shall be called to elect, and if necessary to increase the number of directors. If not otherwise called, the meeting shall be called by the secretary of the corporation or by the holders of record of at least ten (10%) percent of all preferred stock. If at the time of the meeting, insufficient vacancies exist in the offices of the directors to permit the holders of the preferred stock to elect two (2) directors of the corporation, the holders of the preferred stock, voting separately as a single class, shall have the exclusive right to increase the number of directors to the number that will allow the holders of the preferred stock to elect 92) directors of the corporation.

     G. The voting rights of the holders of the preferred stock to elect two directors shall continue until all dividends on the preferred stock in arrears shall have been paid in full and dividends on the preferred stock for the current dividend period shall have been paid or declared and set aside for payment. The voting rights of the holders of the preferred stock to elect two
(2) directors shall cease on full payment, or on the declaration and setting aside of funds for full payment, subject to revival on the occurrence of another Triggering Event.

     H. In case of any vacancy in the office of a director elected by the holders of the preferred stock, the remaining director elected by the holders of that stock, may fill the vacancy by electing a successor to hold officer for the unexpired term. If no director remains, the holders of the holders of the preferred stock shall fill the vacancy at a meeting call for that purpose by the secretary of the corporation, or the holders of record of at least ten (10%) percent of all shares of the preferred stock then outstanding. Directors elected by the holders of the preferred stock shall serve until the next annual meeting of shareholders of the corporation and, unless the rights of the holder of the preferred stock to elect two (2) directors have ceased, until their successors are elected and qualify. On each matter on which holders of the preferred stock shall be entitled to vote, each holder of record of the preferred stock shall have one (1) vote for each share held by him or her of record.

     I. Preferred shares may, at the option of the holder, be converted into fully paid and non- assessable common shares of the corporation at a price of $1.00 per share, at the rate of one (1) common share for each share of the preferred stock. If the shares are called for redemption and if payment of the redemption price has been duly provided for by the date fixed for redemption, then the holder may exercise this conversion option until and including the close of business on the date fixed for redemption but not after that date. Exercise of a conversion option shall be subject to the procedure set forth below.

     J. The holder of each preferred share may exercise the conversion privilege by delivering to the corporation the share to be converted accompanied by written notice that the holder elects to convert the preferred share. Conversion shall be deemed to have been effected immediately before the close of business on the date when delivery is made, which is the conversion date. On the conversion date, or as soon as practicable after that date, the corporation shall issue and deliver to the holder of preferred shares surrendered for conversion a certificate for the number of common shares issuable on the conversion of the preferred shares. The person in whose name the stock certificate is to be issued shall be deemed to have become a holder of record of the common shares represented in the certificate on the conversion date. No adjustment shall be made for any dividends on the converted shares of preferred stock, or for dividends on the common shares issue on conversion.

     THIRD: Paragraph 7 of the Certificate of Incorporation is amended in its entirety as follows: the Board of Directors may, at any time, or from time to time (a) divide any or all of the preferred shares into series (b) determine for any series established by the Board, its designation, number of shares, and relative rights, preferences, and limitations; (c) increase the number of shares of any series established by the Board, as long as the number, together with the number of shares of all series of preferred shares, does not exceed the number of those shares authorized pursuant to this amended Certificate of Incorporation; (d) decrease the number of shares of any series established by the Board to a number not less than the number of shares of that series then outstanding; (e) change the designation, number of shares, relative rights, preferences, or limitation of the shares of any series established by the Board, no shares of which have been issued; and (f) cause to be executed and filed without further approval of the shareholders of this corporation, any amendment or amendments to this Certificate of Incorporation as may be required to accomplish any of these amendments.

     FOURTH: Paragraph 8 of the Certificate of Incorporation is amended in its entirety as follows: the Board of Directors shall consist of seven (7) Directors who shall serve staggered terms for a minimum of one (1) year as may be set forth and determined by the corporation's By- Laws.

     FIFTH: The Board of Directors, by Resolution adopted October 28, 1995, approved the amendments and submitted it to a vote by the shareholders.

     SIXTH: The amendments to the Certificate of Incorporation were adopted unanimously by the shareholders of October 28, 1995.

     SEVENTH: The number of shares entitled to vote on the amendments was one hundred (100).

     EIGHTH:  The number of shares that voted for the amendments was one hundred
(100).

     IN WITNESS WHEREOF, V-FORMATION, INC. has caused its duly authorized officer to execute this certificate on November 7, 1995.

Witness Attest:                               V-FORMATION, INC.

s/ Anthony T. Colasanti                       s/Richard Stelnick
-------------------------------------         ----------------------------------
Anthony T. Colasanti                             Richard Stelnick, Secretary

                         New Jersey Department of State         C-102A Rev 12/93
                        Division of Commercial Recording              FILED
                        Certificate of Amendment to the
                         Certificate of Incorporation              OCT 2, 1996
                   (For Use by Domestic Profit Corporations)
--------------------------------------------------------------------------------
Federal Employer Identification No. 223345169 LONNA R. HOOKS Secretary of State Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

1.  The name of the corporation is:   V-FORMATION, INC.
                                   ---------------------------------------------
2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the
    corporation on the   1st    day of   October      , 19  96  :
                       --------        ----------------    ------

    Resolved, that Article five (5) of the Certificate of Incorporation is amended to read as follows:

                   PLEASE SEE ATTACHED DRAFT

3.  The  number  of  shares  outstanding  at  the  time  of  the adoption of the
    amendment was       4,150,000     .
                   -----------------
    The total number of shares entitled to vote thereon was  3,650,000    .
                                                           ---------------
    If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number if outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

                  NOT APPLICABLE

4.  The number of shares voting for and against  such  amendment  is as follows:
    (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

    Number of Shares Voting                             Number of Shares Voting
        for Amendment                                     Against Amendment
    -----------------------                             ------------------------
           3,175,000                                              -0-

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

                   NOT APPLICABLE

6.  Other provisions: (Omit if not applicable).   NOT APPLICABLE

                                                V-FORMATION, INC.
                                    --------------------------------------------
                                                 (Corporate Name)
                                    By:  s/Theodore T. Ellenis
                                       -----------------------------------------
                                                   (Signature)

Dated this   2nd    day of October  , 1996, Theodore T. Ellenis/
           --------        ---------    --  ------------------------------------
Executive Vice President                         (Type Name and Title)
------------------------

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

The purpose of this form is to simplify the filing requirements of the Secretary of State and does not replace the need for competent legal advice.

                          CERTIFICATE OF AMENDMENT AND
                  CERTIFICATE OF DESIGNATION OF PREFERENCES OF
                               PREFERRED STOCK OF
                               V-FORMATION, INC.,
                            A New Jersey Corporation

The undersigned corporation, organized under the laws of the State of New Jersey, certifies the following to amend its Certificate of Incorporation in accordance with Sections 14A : 7-9, 14A : 9-2 and 14A : 9-4 of New Jersey Statutes Annotated:

FIRST: The name of this corporation is V-FORMATION, INC.

SECOND: Paragraph 5 of the Certificate of Incorporation shall be amended in its entirety to read as follows:

     1. Authorized Stock. This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The aggregate number of shares that the corporation shall have authority to issue is seventeen million five hundred thousand (17,500,000) shares, of which 15,000,000 shall be Common Stock and 2,500,000 shall be Preferred Stock. The Preferred Stock shall be divided into two series: 6% Cumulative Non-Voting Shares (referred to as "Series A Preferred Stock") and "Series B Preferred Stock, The number of authorized shares of Series A Preferred Stock shall be 500,000 shares, and the number of shares of Series B Preferred Stock shall be 600,000 shares. Except as to the Series A Preferred Stock and the Series B Preferred Stock, and except as otherwise provided herein or by applicable law, the Board of Directors is hereby authorized to create additional series of Preferred Stock, and fix or alter the rights, preferences, privileges and restrictions grant to or imposed upon such additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors is also authorized to decrease the number of shares of any series, excluding the Series A preferred Stock or the Series B Preferred Stock, subsequent to the issue of that series, but not below the number of share of such a series then outstanding. In the case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     2. Rights, Preferences and Restrictions of Preferred Stock.

     A. Dividend Provisions. The holders of shares of Preferred Stock shall be entitled to receive dividends as follows:

     (1). Holders of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.06 per share per annum and no more, payable in stock or in cash at the election of the corporation. The right to receive and obligation to pay shall arise as, if, and when declared by the Board of Directors from the funds of the corporation properly available for the payment of dividends in any fiscal year. These dividends shall be payable quarterly on the first business day of the months of February, May, August and November, commencing February of 1996. Dividends on the Series A Preferred Stock shall be cumulative from the original issue of each share of Series A Preferred Stock to the extent not paid, whether earned or not earned. No dividends or other distributions shall be declared or paid on, nor shall there be a redemption of, the common shares or any share of the corporation that rank lower in priority to the Series A Preferred Stock with respect to payment of dividends unless and until all accrued and unpaid dividends on the Series A Preferred Stock shall have been paid or have been declared and funds set aside for the payment of them.

     (2) Series B Preferred Stock.

     (a). Holders of Series B Preferred Stock shall have the right, prior to and in preference to holders of any class or series of capital stock of this corporation (except the Series A Preferred Stock to the extend of their preferred dividends provided in (1) above), to receive cash dividends (if any) declared on any class or series of capital stock of this corporation (except the Series A Preferred Stock to the extent of their preferred dividends provided in
(1) above, in an amount per share equal to the number of shares of Common Stock the Series B Preferred Stock could be converted into on the date of the declaration of that dividend (as provided below).

     (b). In the event that the corporation has not registered its Common Stock with the Securities and Exchange Commission within one year after the date of filing this Certificate of Designation of Preferences, then the Holders of Series B Preferred Stock shall be entitled to receive and the corporation shall pay or otherwise provide for, prior to and in preference to all other series or classes of capital stock of this corporation (except for the Series A Preferred Stock to the extend of their preferred dividends provided for in (1) above), dividends in the amount of 8% of the Original Series B Issue Price (as defined in (B)(2) below). In the event the conditions for payment of dividends set forth in the previous sentence are met, these dividends shall be payable quarterly on the first business day of the months of February, May, August and November, commencing November of 1997.

     (c). Holders of Series B Preferred shall have the right to receive dividends in stock or other property, prior to and in preference to any class or series of capital stock of this corporation (except to the extend the holders of Series A Preferred Stock have a prior right to receive such non-cash dividends to satisfy the Series A Preferred Stock dividend or liquidation preferences provided herein).

     (d). In the event this corporation shall declare a distribution payable in securities of other person, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights, the holders of the Series B

Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of share of Common Stock of the corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

     (e). Dividends on the Series B Preferred Stock shall be cumulative from the original issue of each share of Series B Preferred Stock to the extent accrued as provided above but not paid. No dividends or other distributions shall be declared or paid on, nor shall there be a redemption of, the common shares or any share of the corporation that rank lower in priority to the Series B Preferred Stock with respect to payment of dividends unless and until all accrued and unpaid dividends on the Series B Preferred Stock shall have been paid or have been declared and funds set aside for the payment of them.

     B. Liquidation Preference. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of share of Preferred Stock shall be entitled to receive the following:

     (1). Holders of Series A Preferred Stock shall be entitled to receive the amount of $0.06 per share, together with all accrued and unpaid dividends on those shares, and no more, before any distribution to the holders of the Common Stock or any other shares of the corporation ranking lower in priority to the Series A Preferred Stock with respect to distributions on liquidation.

     (2). After the distributions described in B(1) above have been made to the Series A Preferred Stock, then holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Common Stock or any other shares of the corporation ranking lower in priority to the Series B Preferred Stock with respect to distributions on liquidation, an amount per share equal to the sum of (I) $2.93 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") plus (ii) any accrued but unpaid dividends on the Series B Preferred Stock. If upon the occurrence of such event, and after distribution to the Series A Preferred Stock as required by B(1) above, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder.

     (3). A consolidation or merger of this corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.B, but shall instead be treated pursuant to Section E hereof.

     C. Redemption.

     (1). Each holder of Series A Preferred Stock shall have the right, at his or her option, to redeem all or any portion of the Series A Preferred Stock held by him or her at a price of $1.00 per share, together with all accrued and unpaid dividends on each share. This option may be exercised at any time on or after the eighteenth (18th) month after this issuance of the Series A Preferred Stock.

     (2). Redemption of the Series A Preferred Stock shall occur after at least thirty (30) days advance written notice given to the corporation by the holder of the shares to be redeemed through registered letter specifying the number of shares to be redeemed and the date on which redemption is to occur. On surrender of the certificates representing the shares to be redeemed, the corporation shall redeem the shares for the price set forth in this paragraph. A notice of redemption given by a holder of Series A Preferred Stock shall not be deemed to be a notice of redemption by any other holder, or as to any shares other than those specified in the notice.

     (3). The Series B Preferred Stock may not be redeemed.

     D. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (1). Series A. Shares of Series A Preferred Stock may, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock of the corporation at the rate of one (1) share of Common Stock for each share of Series A Preferred Stock.

     (2). Series B. Shares of Series B Preferred Stock are convertible, at the option of the holder thereof or as otherwise required hereby, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the sum of (x) the Original Series B Issue Price plus (y) any accrued but unpaid dividends, plus (z) the Forced Conversion Premium (if applicable) by the Conversion Price at the time in effect for such shares (all as defined below). The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection D(6) below. The Forced Conversion Premium shall equal 18% of the Original Series B Issue Price.

     (3). Forced Conversion The corporation may require the conversion of the Series B Preferred Stock into Common Stock immediately upon the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to this corporation of in excess of $10,000,000, and the public offering price not less than $5.00 per share (adjusted to reflect subsequent changes in the capitalization of the corporations); provided, however, that (a) such conversion must be required by the managing underwriter in writing as a condition of the underwriting; and (b) the Conversion Price shall be adjusted to include the Forced Conversion Premium, as defined in Section (2) above.

     (4). No Conversion or Redemption. In the event of a redemption of Preferred Stock, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the Redemption Date, unless default is made in payment of the Redemption Price.

     (5). Mechanics of Conversion. Any holder of Preferred Stock may convert the same into shares of Common Stock. To do so, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name of names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

     (6). Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to tome as follows:

     (a). In the event the corporation should at any time or from time to time after the Series B Preferred issue date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock

Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision of no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number shares of Common Stock issuable on conversion of each such series shall be increased in proportion to such increase of outstanding shares.

     (b). If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Prices for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each such series shall be decreased in proportion to such decrease in outstanding shares.

     (c). Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction), appropriate adjustment shall be made in the application of the provisions of this section with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this section (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

     (d). No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale or securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

     (e). No Fractional Shares and Certificate as to Adjustments.

     (I). No fractional shares shall be issued upon conversion of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

     (ii). Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this section, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth such adjustment and readjustment, the Conversion Price at the time in effect, and the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

     (f). Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder or Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     (g). Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares or Common Stock to such number of shares as shall be sufficient for such purposes.

     (h). Notices. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

     E. Merger, Consolidation. In the event of any consolidation or merger of the corporation with or into any other corporation or other entity or person, or any other corporate reorganization in which the corporation shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the corporation in which in excess of 50% of the corporation's voting power is transferred, or a sale of all or substantially all of the assets of the corporation (a "Reorganization Transaction"), then the surviving or resulting entity shall, as a condition of the effectiveness of the Reorganization Transaction, either (I) issue in exchange for the Series B Preferred Stock securities of that surviving or resulting entity which are equivalent in all material respects to the Series B Preferred Stock provided hereunder (the "Exchange" Securities"), or (ii) purchase the Series B Preferred Stock from any holder of Series B Preferred Stock who elects to require such purchase )"Put Option") at a price equal to (x) the Original Series B Issue Price plus (y) any accrued but unpaid dividends, plus (z) the Forced Conversion Premium. Any holder of Series B Preferred Stock may elect to exercise the Put Option, by providing written notice of that election to the corporation within ten business days prior to the closing of the Reorganization Transaction. The corporation shall give each holder of record of Series B Preferred Stock written notice of an impending, Reorganization Transaction not later than twenty (20) days prior to the shareholders' meeting called to approve that Reorganization Transaction. The first of such notices shall describe the material terms and conditions of the impending Reorganization Transaction and the provisions of this section, and the corporation shall thereafter give such holders prompt notice of any material changes. The Reorganization Transaction shall in no event take place sooner than twenty (20) days after the corporation shall thereafter give such holders prompt notice of any material changes. The Reorganization Transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten
(10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of Series B Preferred Stock then outstanding. The Preferred Stock shall maintain it Conversion Rights until the effective date of any Reorganization Transaction.

     F.  Voting Rights.

     (1). The holders of Preferred Stock shall receive notices of and proxy and other materials pertaining to any meeting of the shareholders of the corporation to the same extent as the holders of the Common Stock. The holders of Preferred Stock shall not be entitled to vote at, or receive notices of, any meeting of the shareholders of the corporation, except as required under the New Jersey Business Corporation Act or under this paragraph. If at any time or from time to time two (2) or more consecutive or non- consecutive quarterly dividends on Series A Preferred Stock shall be in arrears and unpaid, whether or not earned or declared ("Triggering Event"), then the holders of the Series A Preferred Stock, voting as a single series, shall have the exclusive right to elect two
(2) directors.

     (2). When the right to elect tow (2) directors shall accrue to holders of the preferred stoical, a meeting of those shareholder shall be called to elect and if necessary to increase the number of director. If not otherwise called, the meeting shall be called by the secretary of the corporation or by the holders of record of at least ten (10%) percent of all Series A Preferred Stock. If at the time of the meeting, insufficient vacancies exist in the offices of the directors to permit the holders of the Series A Preferred Stock to elect two
(2) directors of the corporation, the holders of the Series A Preferred Stock, voting separately as a series, shall have the exclusive right to increase the number of directors to the number that will allow the holders of Series A Preferred Stock to elect two (2) directors of the corporation.

                                        8

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



     (3). The voting rights of the holders of the Series A Preferred Stock to elect two (2) directors shall continue until all dividends on the Series A Preferred Stock in arrears shall have been paid in full and dividends on the Series A Preferred Stock for the current dividend period shall have been paid or declared and set aside for payment. The voting rights of the holders of Series A Preferred Stock to elect two (2) directors shall cease on full payment, or on the declaration and setting aside of funds for full payment, subject to revival on the occurrence of another Triggering Event.

     (4). In the case of any vacancy in the office of a director elected by the holders of the Series A Preferred Stock, the remaining director elected by the holders of that stock may fill the vacancy by electing a successor to hold office for the unexpired term. If no director remains, the holders of the Series A Preferred Stock shall fill the vacancy at a meeting called for that purpose by the secretary of the corporation, or the holders of record of at least ten (10%) percent of all shares of the Series A Preferred Stock then outstanding. Directors elected by the holders of the Series A Preferred Stock shall serve until the next annual meeting of the shareholders of the corporation and, unless the rights of the holders of the Series A Preferred Stock to elect two (2) directors have ceased, until their successors are elected and qualify. On each matter on which holders of Series A Preferred Stock shall be entitled to vote, each holder of record of the Series A Preferred Stock shall have one (1) vote for each share held by him or her of record.

     (5). On each matter on which holders of Series B Preferred Stock shall be entitled to vote by operation of law or these Articles of Incorporation, each holder shall be entitled to the number of votes which is equal to the number of shares of Common Stock into which that holder's Series B Preferred Stock could be converted on the date of such votes.

     G. Status of Redeemed or Converted Stock. In the event any shares of Preferred Stock shall be redeemed or converted hereunder, the shares so converted or redeemed shall be canceled and shall not be issuable by the corporation, and these Articles shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on October 2 , 1996.




                                        s/Rich Stelnick
                                       ----------------------------------------
                                       Rich Stelnick, Chief Executive Officer


                                        s/Robert Miragliotta
                                       ----------------------------------------
                                       Robert Miragliotta, Secretary


The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Designation of Preferences and know the contents thereof, and that the statements therein are true.

Executed at Hasbrouck Heights, New Jersey, on October   2  , 1996.
                                                      -----


                                        s/Rich Stelnick
                                       ----------------------------------------


                                        s/Robert Miragliotta
                                       ----------------------------------------





















                                       10

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



                         New Jersey Department of State         C-102A Rev 12/93
                        Division of Commercial Recording             FILED
                         Certificate of Amendment to the
                           Certificate of Incorporation          SEP 24, 1999
                    (For Use by Domestic Profit Corporations)
--------------------------------------------------------------------------------
Federal Employer Identification No.   223345169

    Pursuant to the provisions of Section  14A:9-2(4)  and  Section  14A:9-4(3),
    Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1.  The name of the corporation is:   V-Formation, Inc.
                                   ---------------------------------------------
2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the
    corporation on the  23rd   day of   September    , 19  99  :
                      --------       ----------------    ------

    Resolved, that Article five (5) of the Certificate of Incorporation is amended to read as follows:

                   Please See Attached Draft

3.  The  number  of  shares  outstanding  at  the  time  of  the adoption of the
    amendment was       7,400,833     .
                   -----------------
    The total number of shares entitled to vote thereon was  6,531,464    .
                                                           ---------------
    If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number if outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

                                    Not Applicable

4.  The number of shares voting  for  and  against such amendment is as follows:
    (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

    Number of Shares Voting                              Number of Shares Voting
         for Amendment                                      Against Amendment
    -----------------------                             ------------------------
           3,699,000                                               -0-

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

                   Not Applicable

6.  Other provisions: (Omit if not applicable).   Not Applicable

                                               V-FORMATION, INC.
                                    --------------------------------------------
                                                (Corporate Name)
                                    By:  s/Theodore T. Ellenis
                                       -----------------------------------------
                                                  (Signature)

Dated this   23rd   day of September, 1999, Theodore T. Ellenis/Executive Vice
           --------        ---------    --  ------------------------------------
President                                            (Type Name and Title)
---------

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

The purpose of this form is to simplify the filing requirements of the Secretary of State and does not replace the need for competent legal advice.

                          CERTIFICATE OF AMENDMENT AND
                  CERTIFICATE OF DESIGNATION OF PREFERENCES OF
                      PREFERRED STOCK OF V-FORMATION, INC.,
                            A New Jersey Corporation

The undersigned corporation, organized under the laws of the State of New Jersey, certifies the following to amend its Certificate of Incorporation in accordance with Sections 14A : 7-9, 14A : 9-2 and 14A : 9-4 of New Jersey Statutes Annotated:

FIRST:  The name of this corporation is V-FORMATION, INC.

SECOND: Paragraph 5 of the Certificate of Incorporation shall be amended in its entirety to read as follows:

     1. Authorized Stock. This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The aggregate number of shares that the corporation shall have authority to issue is; fifty two million five hundred thousand (52,500,000) shares, of which forty five million (45,000,000) shall be Common Stock and seven million five hundred thousand (7,500,000) shall be Preferred Stock. The Preferred Stock shall be divided into four series: 6% Cumulative Non-Voting shares (referred to as "Series A Preferred Stock"); 8% Cumulative Non-Voting shares (referred to as
"Series B Preferred Stock"); 8% Cumulative Non-Voting shares (referred to as "Series C Preferred Stock"); and 8% Cumulative Non-Voting shares (referred to as "Series D Preferred Stock"). The number of authorized shares of Series A Preferred Stock shall be five hundred thousand (500,000) shares, the number of Series B Preferred Stock shall be six hundred thousand (600,000) shares, the number of Series C Preferred Stock shall be one million four hundred thousand (1,400,000) shares and the number of Series D Preferred Stock shall be five million (5,000,000) shares. Except as to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock, and except as otherwise provided herein or by applicable law, the Board of Directors is hereby authorized to create additional series of Preferred Stock, and fix or alter the rights, preferences, privileges and restrictions grant to or imposed upon such additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors is also authorized to decrease the number of shares of such a series then outstanding. In the case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     2.  Rights, Preferences and Restrictions of Preferred Stock.

     A. Dividend Provisions. The holders of shares of Preferred Stock shall be entitled to receive dividends as follows:

     (1). Holders of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.06 per share per annum and no more, payable in stock or in cash at the election of the corporation. The right to receive and obligation to pay shall arise as, if, and when declared by the Board of Directors from the funds of the corporation properly available for the payment of dividends in any fiscal year. These dividends shall be payable quarterly on the first business day of the months of February, May, August and November, commencing February of 1996. Dividends on the Series A Preferred Stock shall be cumulative from the original issue of each share of Series A Preferred Stock to the extent not paid, whether earned or not earned. No dividends or other distributions shall be declared or paid on, nor shall there be a redemption of, the common shares or any share of the corporation that rank lower in priority to the Series A Preferred Stock with respect to payment of dividends unless and until all accrued and unpaid dividends on the Series A Preferred Stock shall have been paid or have been declared and funds set aside for the payment of them.

     (2)  Series B Preferred Stock.

     (a). Holders of Series B Preferred Stock shall have the right, prior to and in preference to holders of any class or series of capital stock of this corporation (except the Series A Preferred Stock to the extent of their preferred dividends provided in (1) above), to receive cash dividends (if any) declared on any class or series of capital stock of this corporation (except the Series A Preferred Stock to the extent of their preferred dividends provided in
(1) above, in an amount per share equal to the number of shares of Common Stock the Series B Preferred Stock could be converted into on the date of the declaration of that dividend (as provided below).

     (b). In the event that the corporation has not registered its Common Stock with the Securities and Exchange Commission within one year after the date of filing this Certificate of Designation of Preferences, then the Holders of Series B Preferred Stock shall be entitled to receive and the corporation shall pay or otherwise provide for, prior to and in preference to all other series or classes of capital stock of this corporation (except for the Series A Preferred Stock to the extend of their preferred dividends provided for in (1) above), dividends in the amount of 8% of the Original Series B Issue Price (as defined in (B)(2) below). In the event the conditions for payment of dividends set forth in the previous sentence are met, these dividends shall be payable quarterly on the first business day of the months of February, May, August and November, commencing November of 1997.

     (c). Holders of Series B Preferred Stock shall have the right to receive dividends in stock or other property, prior to and in preference to any class or series of capital stock of this corporation (except to the extent the holders of Series A Preferred Stock and Series B Preferred Stock have a prior right to receive such non-cash dividends to satisfy the Series A Preferred Stock and Series B Preferred Stock dividends or liquidation preferences provided herein).

     (d). In the event this corporation shall declare a distribution payable in securities of other person, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights, the holders of the Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

     (e). Dividends on the Series B Preferred Stock shall be cumulative from the original issue of each share of Series B Preferred Stock to the extent accrued as provided above but not paid. No dividends or other distributions shall be declared or paid on, nor shall there be a redemption of, the common shares of any share of the corporation that rank lower in priority to the Series B Preferred Stock with respect to payment of dividends unless and until all accrued and unpaid dividends on the Series B Preferred Stock shall have been paid or have been declared and funds set aside for the payment of them.

     (3).  Series C Preferred Stock.

     (a). Holders of Series C Preferred Stock shall have the right, prior to and in preference to holders of any class or series of capital stock of this corporation (except the Series A Preferred Stock and Series B Preferred Stock to the extent of their preferred dividends provided in (1) & (2) above), to receive dividends (if any) declared on any class or series of capital stock of this corporation (except the Series A Preferred Stock and Series B Preferred Stock to the extent of their preferred dividends provided in (1) & (2) above, in an amount per share equal to the number of shares of Common Stock the Series C Preferred Stock could be converted into on the date of the declaration of that dividend (as provided below).

     (b). In the event that the corporation has not registered its Common Stock with the Securities and Exchange Commission within one year after the date of filing this Certificate of Designation of Preferences, then the holders of Series C Preferred Stock shall be entitled to receive and the corporation shall pay or otherwise provide for, prior to and in preference to all other series or classes of capital stock of this corporation (except for the Series A Preferred Stock and the Series B Preferred Stock to the extent of their preferred dividends provided for in (1) & (2) above), dividends in the amount of 8% of the Original Series C Issue Price (as defined in (B) below). In the event the conditions for payment of dividends set forth in the previous sentence are met, then these dividends shall be payable quarterly on the first business day of the months of February, May, August and November, commencing November of 2000.

     (c). Holders of Series C Preferred Stock shall have the right to receive dividends in stock or other property, prior to and in preference to any class or series of capital stock of this corporation (except to the extent the holders of Series A Preferred Stock have a prior right to receive such non-cash dividends to satisfy the Series A Preferred Stock and Series B Preferred Stock dividends or liquidation preferences provided herein).

     (d). In the event this corporation shall declare a distribution payable in securities of other person, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights, the holders of the Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

     (e). Dividends on the Series C Preferred Stock shall be cumulative from the original issue of each share of Series C Preferred Stock to the extent accrued as provided above but not paid. No dividends or other distributions shall be declared or paid on, nor shall there be a redemption of, the common shares of any share of the corporation that rank lower in priority to the Series C Preferred Stock with respect to payment of dividends unless and until all accrued and unpaid dividends on the Series C Preferred Stock shall have been paid or have been declared and funds set aside for the payment of them.

     (4).  Series D Preferred Stock.

     (a). Holders of Series D Preferred Stock shall have the right, prior to and in preference to holders of any class or series of capital stock of this corporation (except the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to the extent of their preferred dividends provided in
(1), (2) & (3) above), to receive cash dividends (if any) declared on any class or series of capital stock of this corporation (except the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to the extent of their preferred dividends provided in (1), (2) & (3) above, in an amount per share equal to the number of shares of Common Stock the Series C Preferred Stock could be converted into on the date of the declaration of that dividend (as provided below).

     (b). In the event that the corporation has not registered its Common Stock with the Securities and Exchange Commission within one year after the date of filing this Certificate of Designation of Preferences, then the holders of Series D Preferred Stock shall be entitled to receive and the corporation shall pay or otherwise provide for, prior to and in preference to all other series or classes of capital stock of this corporation (except for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to the extent of their preferred dividends provided for in (1),(2) & (3) above), dividends in the amount of 8% of the Original Series D Issue Price (as to be determined by the underwriter). In the event the conditions for payment of dividends set forth in the previous sentence are met, these dividends shall be payable quarterly on the first business day of the months; February, May, August and November, commencing on the first quarter after three hundred sixty (360) calendar days have lapsed pursuant to the date of issuance.

     (c). Holders of Series D Preferred Stock shall have the right to receive dividends in stock or other property, prior to and in preference to any class or series of capital stock of this corporation (except to the extent the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have a prior right to receive such non-cash dividends to satisfy the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock dividends or liquidation preferences provided herein).

     (d). In the event this corporation shall declare a distribution payable in securities of other person, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights, the holders of the Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

     (e). Dividends on the Series D Preferred Stock shall be cumulative from the original issue of each share of Series D Preferred Stock to the extent accrued a provided above but not paid. No dividends or other distributions shall be declared or paid on, nor shall there be a redemption of, the common shares or any share of the corporation that rank lower in priority to the Series D Preferred Stock with respect to payment of dividends unless and until all accrued and unpaid dividends on the Series D Preferred Stock shall have been paid or have been declared and funds set aside for the payment of them.

     B. Liquidation Preference. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of share of Preferred Stock shall be entitled to receive the following:

     (1). Holders of Series A Preferred Stock shall be entitled to receive the amount of $0.06 per share, together with all accrued and unpaid dividends on those shares, and no more, before any distribution to the holders of the Common Stock or any other shares of the corporation ranking lower in priority to the Series A Preferred Stock with respect to distributions on liquidation.

     (2). After the distributions described in B(1) above have been made to the Series A Preferred Stock, then holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Common Stock or any other shares of the corporation ranking lower in priority to the Series B Preferred Stock with respect to distributions on liquidation, an amount per share equal to the sum of (I) $2.93 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") plus (ii) any accrued but unpaid dividends on the Series B Preferred Stock. If upon the occurrence of such event, and after distribution to the Series A Preferred Stock as required by B(1) above, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder.

     (3). After the distributions described in B(2) above have been made to the Series B Preferred Stock, then the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Common Stock or any other shares of the corporation ranking lower in priority to the Series C Preferred Stock with respect to distributions on liquidation, an amount per share equal to the sum of $0.01 for each outstanding shares of Series C Preferred plus (ii) any accrued but unpaid dividends on the Series C Preferred Stock. If upon the occurrence of such event, and after distribution to the Series A Preferred Stock and the Series B Preferred Stock as required by B(1) & (2) above, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the amount of such stock owned by each shareholder.

     (4). After the distributions described in B(3) above have been made to the Series C Preferred Stock, then holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Common Stock or any other shares of the corporation ranking lower in priority to the Series D Preferred Stock with respect to distributions on liquidation, an amount per share equal to the sum of $0.01 for each outstanding share of Series D Preferred Stock plus
(ii) any accrued but unpaid dividends on the Series D Preferred Stock.

     (5). A consolidation or merger of this corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 2 (B), but shall instead be treated pursuant to Section E hereof.

     C. Redemption.

     (1). Each holder of Series A Preferred Stock shall have the right, at his or her option, to redeem all or any portion of the Series A Preferred Stock held by him or her at a price of $1.00 per share, together with all accrued and unpaid dividends on each share. This option may be exercised at any time on or after the eighteenth (18th) month after this issuance of the Series A Preferred Stock.

     (2). Redemption of the Series A Preferred Stock shall occur after at least thirty (30) days advance written notice given to the corporation by the holder of the shares to be redeemed through registered letter specifying the number of shares to be redeemed and the date on which redemption is to occur. On surrender of the certificates representing the shares to be redeemed, the corporation shall redeem the shares for the price set forth in this paragraph. A notice of redemption given by a holder of Series A Preferred Stock shall not be deemed to be a notice of redemption by any other holder, or as to any shares other than those specified in the notice.

     (3). The Series B Preferred Stock may not be redeemed.

     (4). The Series C Preferred Stock may not be redeemed.

     (5). The Series D Preferred Stock may not be redeemed.

     D. Conversion.

     (1). Series A. Shares of Series A Preferred Stock may, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock of the corporation at the rate of one (1) share of Common Stock for each share of Series A Preferred Stock.

     (2). Series B. Shares of Series B Preferred Stock are convertible, at the option of the holder thereof or as otherwise required hereby, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the sum of (x) the Original Series B Issue Price plus (y) any accrued but unpaid dividends, plus (z) the Forced Conversion Premium (if applicable) by the Conversion Price at the time in effect for such shares (all as defined below). The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection D (6) below. The Forced Conversion Premium shall equal 18% of the Original Series B Issue Price.

     (a). Forced Conversion. The corporation may require the conversion of the Series B Preferred Stock into Common Stock immediately upon the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to this corporation of in excess of $10,000,000 and the public offering price not less than $5.00 per share (adjusted to reflect subsequent changes in the capitalization of the corporations); provided, however, that (a) such conversion must be required by the managing underwriter in writing as a condition of the underwriting; and (b) the Conversion Price shall be adjusted to include the Forced Conversion Premium, as defined in Section (2) above.

     (3). Shares of Series C Preferred Stock are convertible at the option of the holder thereof or otherwise required hereby, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the sum of (x) the Original Series B Issue Price plus (y) any accrued but unpaid dividends, plus (z) the Conversion Premium by the Conversion Price at the time in effect for such shares (all as defined below). The initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price; provided, however, that the Conversion Price for the Series C Preferred Stock shall be subject to adjustment as set forth in subsection D (7) below. The Forced Conversion Premium shall equal 16% of the Original Series C Issue Price.

     (a). Forced Conversion. The corporation may require the conversion of the Series C Preferred stock into Common Stock immediately upon the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to this corporation of in excess of $10,000,000, and the public offering price not less than $5.00 per share (adjusted to reflect subsequent changes in the capitalization of the corporations); provided, however, that (a) such conversion must be required by the Board of Directors in writing as a condition of the underwriting and (b) the Conversion Price shall be adjusted to include the Forced Conversion Premium, as defined in Section (3) above.

     (4). Shares of Series D Preferred Stock are convertible at the option of the holder thereof or otherwise required hereby, into such number of fully paid and non-assessable shares of Common Stock as is determined by multiplying the sum of (x) the Original Series B Issue Price plus (y) any accrued but unpaid dividends by the Conversion Price at the time in effect for such shares (all as defined below). The initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price; provided, however, that the Conversion Price for the Series D Preferred Stock shall be subject to adjustment as set forth in subsection D (7) below. The Forced Conversion Premium shall equal 20% of the Original Series D Issue Price.

     (a). Forced Conversion. The corporation may require the conversion of the Series Preferred Stock into Common Stock immediately upon the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to this corporation of in excess of $10,000,000, and the public offering price not less than $5.00 per share (adjusted to reflect subsequent changes in the capitalization of the corporations); provided, however, that (a). such conversion must be required by the Board of Directors in writing as a condition of the underwriting; and (b). the Conversion Price shall be adjusted to include the Forced Conversion Premium, as defined in Section (4) above.

     (5). No Conversion or Redemption. In the event of redemption of Series A Preferred Stock, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the Redemption Date, unless default is made in payment of the Redemption Price.

     (6). Mechanics of Conversion. Any holder of Preferred Stock may convert the same into shares of Common Stock. To do so, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name of names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

     (7). Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series B, Series C and Series D Preferred Stock shall be subject to adjustment from time to time as follows:

     (a). In the event the corporation should at any time or from time to time after the Series B, Series C and Series D Preferred issue date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision of no record date is fixed), the Conversion Price of the Series B, Series C and Series D Preferred Stock shall be appropriately decreased so that the number shares of Common Stock issuable on conversion of each such series shall be increased in proportion to such increase of outstanding shares.

     (b). If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Prices for the Series B, Series C and Series D Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each such series shall be decreased in proportion to such decrease in outstanding shares.

     (c). Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction), appropriate adjustment shall be made in the application of the provisions of this section with respect to the rights of the holders of the Series B, Series C and Series D Preferred Stock after the recapitalization to the end that the provisions of this section (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B, Series C and Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

     (d). No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale or securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B, Series C and Series D Preferred Stock against impairment.

     (e). No Fractional Shares and Certificate as to Adjustments.

     (i). No fractional shares shall be issued upon conversion of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B, Series C and Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

     (ii). Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B, Series C and Series D Preferred Stock pursuant to this section, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B, Series C and Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series B, Series C and Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth such adjustment and readjustment the Conversion Price at the time in effect, and the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

     (f). Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder or Series B, Series C, and Series D Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     (g). Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares or Common Stock to such number of shares as shall be sufficient for such purposes.

     (h). Notices. Any notice required by the provisions of this Section 7 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

     E. Merger, Consolidation. In the event of any consolidation or merger of the corporation with or into any other corporation or other entity or person, or any other corporate reorganization in which the corporation shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the corporation in which in excess of 50% of the corporation's voting power is transferred, or a sale of all or substantially all of the assets of the corporation (a "Reorganization Transaction") then the surviving or resulting entity shall, as a condition of the effectiveness of the Reorganization Transaction, either (I) issue in exchange for the Series B, Series C, or Series D Preferred Stock securities of that surviving or resulting entity which are equivalent in all material respects to the Series B, Series C, or Series D Preferred Stock provided hereunder (the "Exchange" Securities"), or (ii) purchase the Series B, Series C, or Series D Preferred Stock from any holder of Series B, Series C, and Series D Preferred Stock who elects to require such purchase) "Put Option") at a price equal to (x) the Original Series B, Series C, or Series D Issue Price plus (y) any accrued but unpaid dividends, plus (z) the Forced Conversion Premium. Any holder of Series B, Series C, or Series D Preferred Stock may elect to exercise the Put Option, by providing written notice of that election to the corporation within ten business days prior to the closing of the Reorganization Transaction. The corporation shall give each holder of record of Series B, Series C, or Series D Preferred Stock written notice of an impending, Reorganization Transaction not later than twenty (20) days prior to the shareholders' meeting called to approve that Reorganization Transaction. The first of such notices shall describe the material terms and conditions of the impending Reorganization Transaction and the provisions of this section, and the corporation shall thereafter give such holders prompt notice of any material changes. The Reorganization Transaction shall in no event take place sooner than twenty (20) days after the corporation shall thereafter give such holders prompt notice of any material changes. The Reorganization Transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of Series B, Series C, or Series D Preferred Stock then outstanding. The Preferred Stock shall maintain it Conversion Rights until the effective date of any Reorganization Transaction.

     F. Voting Rights.

     (1). The holders of Preferred Stock shall receive notices of and proxy and other materials pertaining to any meeting of the shareholders of the corporation to the same extent as the holders of the Common Stock. The holders of Preferred Stock shall not be entitled to vote at, or receive notices of, any meeting of the shareholders of the corporation, except as required under the New Jersey Business Corporation Act or under this paragraph. If at any time or from time to time two (2) or more consecutive or non-consecutive quarterly dividends on Series A Preferred Stock shall be in arrears and unpaid, whether or not earned or declared ("Triggering Event"), then the holders of the Series A Preferred Stock, voting as a single series, shall have the exclusive right to elect two
(2) directors.

     (2). When the right to elect two (2) directors shall accrue to holders of the preferred stoical, a meeting of those shareholder shall be called to elect and if necessary to increase the number of director. If


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



not otherwise called, the meeting shall be called by the secretary of the corporation or by the holders of record of at least ten (10%) percent of all Series A Preferred Stock. If at the time of the meeting, insufficient vacancies exist in the offices of the directors to permit the holders of the Series A Preferred Stock to elect two (2) directors of the corporation, the holders of the Series A Preferred Stock, voting separately as a series, shall have the exclusive right to increase the number of directors to the number that will allow the holders of Series A Preferred Stock to elect two (2) directors of the corporation.

     (3). The voting rights of the holders of the Series A Preferred Stock to elect two (2) directors shall continue until all dividends on the Series A Preferred Stock in arrears shall have been paid in full and dividends on the Series A Preferred Stock for the current dividend period shall have been paid or declared and set aside for payment. The voting rights of the holders of Series A Preferred Stock to elect two (2) directors shall cease on full payment, or on the declaration and setting aside of funds for full payment, subject to revival on the occurrence of another Triggering Event.

     (4). In the case of any vacancy in the office of a director elected by the holders of the Series A Preferred Stock, the remaining director elected by the holders of that stock may fill the vacancy by electing a successor to hold office for the unexpired term. If no director remains, the holders of the Series A Preferred Stock shall fill the vacancy at a meeting called for that purpose by the secretary of the corporation, or the holders of record of at least ten (10%) percent of all shares of the Series A Preferred Stock then outstanding. Directors elected by the holders of the Series A Preferred Stock shall serve until the next annual meeting of the shareholders of the corporation and, unless the rights of the holders of the Series A Preferred Stock to elect two (2) directors have ceased, until their successors are elected and qualify. On each matter on which holders of Series A Preferred Stock shall be entitled to vote, each holder of record of the Series A Preferred Stock shall have one (1) vote for each share held by him or her of record.

     (5). On each matter on which holders of Series B, Series C, and Series D Preferred Stock shall be entitled to vote by operation of law or these Articles of Incorporation, each holder shall be entitled to the number of votes which is equal to the number of shares of Common Stock into which that holder's Series B, Series C, and Series D Preferred Stock could be converted on the date of such votes.

     G. Status of Redeemed or Converted Stock. In the event any shares of Preferred Stock shall be redeemed or converted hereunder, the shares so converted or redeemed shall be canceled and shall not be issuable by the corporation, and these Articles shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on September 23, 1999.




                  s/Rich Stelnick
                  -------------------------------------------------------
                  Rich Stelnick, Chief Executive Officer


                  s/Robert Miragliotta
                  -------------------------------------------------------
                  Robert Miragliotta, Secretary


The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Designation of Preferences and know the contents thereof, and that the statements therein are true.

Executed at Lincoln Park, New Jersey, on  September 23, 1999.
                                         -------------------


                   s/Rich Stelnick
                  -------------------------------------------------------


                  s/Robert Miragliotta
                  -------------------------------------------------------

                                V-FORMATION, INC.
                            ------------------------

                                   EXHIBIT 3.2

                            ------------------------

                                 RESTATED BYLAWS

                            ------------------------

                                     BY-LAWS

                                       OF

                                V-FORMATION, INC.

                           (a New Jersey corporation)



                                  -------------


                                    ARTICLE I
                                    ---------

                                  SHAREHOLDERS
                                  ------------


     1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by Section 14A:7-11, and, where applicable, by Sections 14A:5-21 and 14A:12-5, of the New Jersey Business Corporation Act and by any other applicable provision of law and shall be signed by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and may be counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. Any or all other signatures upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such, officer, transfer agent, or registrar at the date of its issue.

     A card which is punched, magnetically coded, or otherwise treated so as to facilitate machine or automatic processing, may be used as s share certificate if it otherwise complies with the provisions of Section 14A:7-11 of the New Jersey Business Corporation Act.

     The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

     2. FRACTIONAL SHARE INTERESTS. Unless otherwise provided in its certificate of incorporation, the corporation may, but shall not be obliged to, issue fractions of a share and certificates therefor. By action of the Board, the corporation may, in lieu of issuing fractional shares, pay cash equal to the value of such fractional share or issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any distribution of assets of the corporation in the event of liquidation, but scrip shall not entitle the holder to exercise such voting rights, receive dividends or participate in any such distribution of assets unless such scrip shall so provide. All scrip shall be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date.

     3. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon, if any.


     4. RECORD DATE FOR SHAREHOLDERS. The Board of Directors may fix, in advance, a date as the record date for determining the shareholders with regard to any corporate action or event and, in particular, for determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof; to give a written consent to any action without a meeting; or to receive payment of any dividend or allotment of any right. Any such record date shall in no case be more than sixty days prior to the shareholders' meeting or other corporate action or event to which it relates. Any such record date for a shareholders' meeting shall not be less than ten days before the date of the meeting. Any such record date to determine shareholders entitled to give a written consent shall not be more than sixty days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty days before the last day on which consents received may be counted. If no such record date is fixed, the record date for a shareholders' meeting shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

     5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting as the case may be, the "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the New Jersey Business Corporation Act confers rights notwithstanding that the Certificate of Incorporation may provide for more than one class sor series of shares, one or more of which are limited or denied such rights thereunder.

     6. SHAREHOLDER MEETINGS.

     TIME. The annual meeting shall be held at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. If for any reason the directors shall fail to fix the time for an annual meeting, such meeting shall be held at noon on the first Tuesday in April. A special meeting shall be held on the date fixed by the directors.

     PLACE. Annual meetings and special meeting shall be held at such place, within or without the State of New Jersey, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of New Jersey.

     CALL. Annual meetings may be called by the directors or by the President or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner.

     NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice of every meeting shall be given, stating the time, place, and purpose or purposes of the meeting. If any action is proposed to be taken which would, if taken, entitle shareholders to dissent and to receive payment for their shares, the notice shall include a statement of that purpose and to that effect. The notice of every meeting shall be given, personally or bay mail, and, except as otherwise provided by the New Jersey Business Corporation Act, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived before or after the taking of any action, to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the directors fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

     VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at the shareholders' meeting or any adjournment thereof. Any such list may consist of cards arranged alphabetically or any equipment which permits the visual display of the information required by the provisions of Section 14A:5-8 of the New Jersey Business Corporation Act. Such list shall be arranged alphabetically within each class series if any or group of shareholders maintained by the corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder; be produced (or available by means of a visual display) at the time and place of the meeting; be subject to the inspection of any shareholder for reasonable periods during the meeting, and be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at such meeting.

     CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

     PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of or the lapse of the prescribed period of time before any meeting, voting or participating at a meeting, or expressing consent without a meeting. Every proxy must be signed by the shareholder or his agent, except that a proxy may be given by a shareholder or his agent by telegram or cable or by any means of electronic communication which results in a writing. No proxy shall be valid for more than eleven months unless a longer time is expressly provided therein. Unless it is irrevocable as provided in subsection 14A:5-19(3) of the New Jersey Business Corporation Act a proxy shall be revocable at will. The grant of a later proxy revokes any earlier proxy unless the earlier proxy is irrevocable. A proxy shall not be revoked by the death or incapacity of the shareholder, but the proxy shall continue to be in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the Secretary of the meeting prior to the voting of the proxy or votes the shares subject to the proxy by written ballot. A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the corporation.

     INSPECTORS - APPOINTMENT. The directors, in advance of any meeting, or of the tabulation of written consents of shareholders without a meeting may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof. If an inspector or inspectors to act at any meeting of shareholders are not so appointed by the directors or shall fail to qualify, if appointed, the person presiding at the shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding at the meeting. Each inspector appointed, if any, before entering upon the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. No person shall be elected a director in an election for which he has served as an inspector. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question, or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated and such report shall be filed with the minutes of the meeting.

     QUORUM. Except for meetings ordered by the Superior Court to be called and held pursuant to Sections 14A:5-2 and 14A:5-3 of the New Jersey Business Corporation Act, the holders of the shares entitled to cast at least a majority of the votes of a meeting shall constitute a quorum at the meeting of shareholders for the transaction of business.

     The shareholders present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

     VOTING. Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect, and no election need be by ballot unless a shareholder demands the same before the voting begins. Any other action shall be authorized by a majority of the votes cast except where the New Jersey Business Corporation Act prescribes a different proportion of votes.

     7. SHAREHOLDER ACTION WITHOUT MEETINGS. Subject to any limitations prescribed by the provisions of Section 14A:5-6 of the New Jersey Business Corporation Act and upon compliance with said provisions, any action required or permitted to be taken at a meeting of shareholders by the provisions of said Act or by the Certificate of Incorporation or these By-Laws may be taken without a meeting if all of the shareholders entitled to vote thereon consent thereto in writing and (except for the annual election of directors) may also be taken by less than all of the shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize any such action at a meeting at which all shareholders entitled to vote thereon were present and voting. Whenever any action is taken pursuant to the foregoing provisions, the written consents of the shareholders consenting thereto or the written report of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

                                   ARTICLE II
                                   ----------

                                 GOVERNING BOARD
                                 ---------------

     1. FUNCTIONS, DEFINITIONS AND COMPENSATION. The business and affairs of the corporation shall be managed and conducted by or under the direction of a governing board, which is herein referred to as the "Board of Directors" or "directors" notwithstanding that the members thereof may otherwise bear the titles of trustees, managers, or governors or any other designated title, and notwithstanding that only one director legally constitutes the Board. The word "director" or "directors" likewise herein refers to a member or to members of the governing board notwithstanding the designation of a different official title or titles. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies. The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the corporation as directors, officers, or otherwise.

     2. QUALIFICATIONS AND NUMBER. Each director shall be at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New Jersey. The number of directors of the corporation shall be not less than one nor more than three. The first Board and subsequent Boards shall consist of three directors until changed as hereinafter provided. The directors shall have power from time to time, in the interim between annual and special meetings of the shareholders, to increase or decrease their number within the minimum and maximum number herein before prescribed.

     3. ELECTION AND TERM. The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any existing vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the affirmative vote of the remaining directors, although less than a quorum exists or by the sole remaining director. A director may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

     4. REMOVAL OF DIRECTORS. One or more or all the directors of the corporation may be removed for cause or without cause by the shareholders. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

     5. MEETINGS.

     TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

     PLACE. Meetings shall be held at such place within or without the State of New Jersey as shall be fixed by the Board.

of a committee shall constitute a quorum of that committee for the transaction of business. Any action approved by a majority of the votes of directors of a committee present at a meeting of that committee at which a quorum is present shall be the act of the committee unless the New Jersey Business Corporation Act requires a greater proportion.

     7. WRITTEN CONSENT. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee thereof may be taken without a meeting, if, prior or subsequent to the action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same effect as a unanimous vote of the Board of Directors or committee for all purposes and may be stated as such in any certificate or other document filed with the Secretary of State of the State of New Jersey.

                                   ARTICLE III
                                   -----------

                                    OFFICERS
                                    --------

     The directors shall elect a President, a Secretary, and a Treasurer, and may elect a Chairman of the Board, a Vice-Chairman of the Board, one or more Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries, and Assistant Treasurers, and such other officers and agents as they shall determine. The President may but need not be a director. Any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged, or verified by two or more officers.

     Unless otherwise provided in the resolution of election, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

     Officers shall have the powers and duties defined in the resolutions appointing them.

     The Board of Directors may remove any officer for cause or without cause. An officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.


                                   ARTICLE IV
                                   ----------

                      REGISTERED OFFICE, BOOKS AND RECORDS
                      ------------------------------------

     The address of the initial registered office of the corporation in the State of New Jersey, and the name of the initial registered agent at said address, are set forth in the original Certificate of Incorporation of the corporation.

     The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors, and the Executive Committee and other committee or committees, if any. Such books, records and minutes may be kept within or outside the State of New Jersey. The corporation shall keep at its principal office, or at the office of its transfer agent, its registered office, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into readable form within a reasonable time.

                                    ARTICLE V
                                    ---------

                                 CORPORATE SEAL
                                 --------------

     The corporate seal shall be in such form as the Board of Directors shall prescribe.


                                   ARTICLE VI
                                   ----------

                                   FISCAL YEAR
                                   -----------

     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.




                                   ARTICLE VII
                                   -----------

                              CONTROL OVER BY-LAWS
                              --------------------

     On and after the date upon which the first Board of Directors shall have adopted the initial corporate By-Laws, which shall be deemed to have been adopted by the shareholders for the purposes of the New Jersey Business Corporation Act, the power to make, alter, and repeal the By-Laws of the corporation may be exercised by the directors or the shareholders; provided, that any By-Laws made by the Board of Directors may be altered or repealed, and new By-Laws made, by the shareholders.

     I HEREBY CERTIFY that the foregoing is a full true, and correct copy of the By-Laws of V-FORMATION, INC. , a New Jersey corporation, as in effect on the date hereof.

     WITNESS my hand and the seal of the corporation.


DATED:   April 1, 1995



                                              s/Richard Stelnick
                                              ------------------------------
                                              Richard Stelnick
                                              Secretary of V-FORMATION, INC.


(SEAL)

                                V-FORMATION, INC.
                           -------------------------

                                  EXHIBIT 10.1

                           -------------------------

                                  AGREEMENT AND
                             PLAN OF REORGANIZATION
                                     BETWEEN
                            BUCKEYE OIL AND GAS, INC.
                                 AND THE COMPANY

                           -------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 by and between

                            BUCKEYE OIL AND GAS, INC.
                             a Colorado corporation


                                       and


                                V-FORMATION, INC.
                            a New Jersey corporation
















                         effective as of March 12, 2001

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION dated March 12, 2001, by and between BUCKEYE OIL AND GAS, INC., a Colorado corporation ("Buckeye"), and V-FORMATION, INC., a New Jersey corporation ("V-Formation"), Buckeye and
V-Formation being sometimes referred to herein as the "Constituent Corporations", who hereby agree as follows.

                                    Premises

     WHEREAS,   this   Agreement   provides  for  the  merger  of  Buckeye  into
V-Formation, and in connection therewith, the conversion of the outstanding common stock of Buckeye into shares of common voting stock of V-Formation, all for the purpose of effecting a tax-free reorganization pursuant to section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the boards of directors of Buckeye and V-Formation have determined, subject to the terms and conditions set forth in this Agreement and the approval of Buckeye's shareholders, that the merger contemplated hereby is desirable and in the best interests of their respective corporations. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed merger.

                                    Agreement

     NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:

     1. SURVIVING CORPORATION. Buckeye shall be merged with and into V-Formation which shall be the surviving reporting corporation (hereinafter the "Surviving Corporation") in accordance with the applicable laws of the United States, as well as the States of Colorado and New Jersey, respectively.

     2. MERGER DATE. The Merger shall become effective (the "Merger Date") upon the completion of:

          2.1 Adoption of this Agreement by the Board of Directors and shareholders of Buckeye pursuant to the Colorado Business Corporation Act and by the Board of Directors of V-Formation, pursuant to the New Jersey Business Corporation Act. The approval of this Agreement by the shareholders of V-Formation is not required pursuant to ss.14A:10-3(4) of the New Jersey Business Corporation Act.

          2.2 Execution and filing of the Certificate of Merger with the Secretary of State of the States of Colorado and New Jersey in accordance with the respective laws of such states.

                                        1

     3. TIME OF FILINGS. The Certificate of Merger shall be filed with the Secretary of State of Colorado and New Jersey upon the approval of this
Agreement by the shareholders of the Constituent Corporations and the fulfillment or waiver of the terms and conditions herein.

     4. GOVERNING LAW. The Surviving Corporation shall be governed by the laws of the State of New Jersey.

     5. ARTICLES OF INCORPORATION. The Articles of Incorporation of V-Formation shall be the Articles of Incorporation of the Surviving Corporation from and after the Merger Date.

     6. BYLAWS. The Bylaws of the Surviving Corporation shall be the Bylaws of V- Formation as in effect on the date of this Agreement.

     7. NAME OF SURVIVING CORPORATION. The Surviving Corporation will continue to use its name "V-FORMATION, INC." or such name as it may choose and shall be available.

     8. CONVERSION. The mode of carrying the merger into effect and the manner and basis of converting the shares of Buckeye into shares of the Surviving Corporation are as follows:

          8.1 The aggregate number of shares of Buckeye Common Stock issued and outstanding on the Merger Date shall, by virtue of the merger and without any action on the part of the holders thereof, be converted into an aggregate of 478,082 shares of V- Formation Common Stock adjusted by any increase for fractional shares and reduced by any Dissenting Shares (defined below).

          8.2 At the Merger Date, there were issued and outstanding 10,232,876 shares of V-Formation's Common Stock issued and outstanding, an aggregate of 1,474,064 shares of V-Formation's Preferred Shares issued and outstanding, and an aggregate of 9,842,432 shares of V-Formation's Common Stock reserved for issuance consisting of 1,474,064 shares issuable pursuant to conversion rights granted under the issued and outstanding
     Preferred Stock and 8,368,368 shares issuable pursuant to outstanding warrants.

          8.3 With the exception of certain finders' fees due and payable by Buckeye, the balance of the V-Formation Common Stock to be issued herein shall be issued to the holders of such Buckeye Common Stock in exchange for their shares on a pro rata basis in accordance with each holder's relative ownership of the Buckeye Common Stock that is being exchanged.

          8.4 The shares of V-Formation Common Stock to be issued in exchange for Buckeye Common Stock hereunder shall be proportionately reduced by any shares owned by Buckeye shareholders who shall have timely objected to the merger (the "Dissenting Shares") in accordance with the provisions of the Colorado Business Corporation Act which objections will be dealt with as provided in those sections.

          8.5 Each share of Buckeye Common Stock that is issued and outstanding and owned by Buckeye on the Merger Date shall, by virtue of the merger and without any action on the part of Buckeye, be retired and canceled.

          8.6 Each  certificate  evidencing  ownership of shares of  V-Formation
     Common Stock issued and outstanding on the Merger Date or held by V-Formation in its treasury shall continue to evidence ownership of the same number of shares of V-Formation Common Stock.

     9. ADDITIONAL CONSIDERATION. As additional consideration, V-Formation hereby agrees to tender to Buckeye $150,000 in cash on the Closing Date.

     10. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing shares of Buckeye Common Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated by the Surviving Corporation to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of V-Formation Common Stock into which the shares of Buckeye Common Stock represented by the certificate or certificates so surrendered shall have been converted.

     11. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Merger Date represented Buckeye Common Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of V-Formation Common Stock into which it was converted. No dividend or other distribution payable to holders of V-Formation Common Stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of Buckeye Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of V-Formation Common Stock represented thereby.

     12. BOARD OF DIRECTORS AND OFFICERS. The members of the board of directors of the Surviving Corporation shall be the members of the board of directors of V-Formation on the Merger Date, or such others as V-Formation may designate. The officers of the Surviving Corporation shall be the officers of V-Formation on the Merger Date or such others as V- Formation may designate.

     13. EFFECT OF THE MERGER. On the Merger Date, the separate existence of Buckeye shall cease (except insofar as continued by statute), and it shall be merged with and into the Surviving Corporation. All the property, real, personal, and mixed, of each of the Constituent Corporations, and all debts due to either of them, shall be transferred to and vested in the

Surviving Corporation, without further act or deed. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations, including liabilities to holders of Dissenting Shares, of each of the Constituent Corporations, and any claim or judgment against either of the Constituent Corporations may be enforced against the Surviving Corporation.

     14. APPROVAL OF SHAREHOLDERS. This Agreement has been adopted by the unanimous written consent of the shareholders of Buckeye pursuant to the laws of the State of Colorado.

     15. REPRESENTATIONS AND WARRANTIES OF BUCKEYE. Buckeye represents and warrants that:

          15.1  CORPORATE   ORGANIZATION   AND  GOOD  STANDING.   Buckeye  is  a
     corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

          15.2 REPORTING COMPANY. Buckeye has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section 12 thereunder.

          15.3 REPORTING COMPANY STATUS. Buckeye is current on all reports required to be filed by it pursuant to Section 12(g) of the Securities Exchange Act of 1934.

          15.4 CAPITALIZATION. Buckeye's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share and 25,000,000 shares of Preferred Stock, par value $0.01 per share. As of the Merger Date, there were 500,000 common shares issued and outstanding and no shares of preferred stock issued or outstanding.

          15.5 ISSUANCE OF STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

          15.6 STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain the Buckeye Common or Preferred Stock issued or committed to be issued.

          15.7 CORPORATE AUTHORITY. Buckeye has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

          15.8  AUTHORIZATION.   Execution  of  this  Agreement  has  been  duly
     authorized and approved by Buckeye's board of directors.

          15.9 SUBSIDIARIES. Buckeye has no subsidiaries.

          15.10 FINANCIAL STATEMENTS. Buckeye's audited financial statements dated December 31, 2000, copies of which will have been delivered by Buckeye to V- Formation prior to the Merger Date (the "Buckeye Financial Statements"), fairly present the financial condition of Buckeye as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

          15.11 ABSENCE OF ASSETS AND LIABILITIES/INDEMNIFICATION.

          (a) Except to the extent reflected or reserved against in the Buckeye Financial Statements, Buckeye did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles. Further, Buckeye hereby represents and warrants that, as of the Merger Date, Buckeye shall have no assets or any outstanding liabilities.

          (b) Buckeye hereby agrees to indemnify V-Formation and each of the officers, agents and directors of V-Formation as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 24 months.

          15.12 NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of Buckeye since the date of the Buckeye Financial Statements.

          15.13 LITIGATION. There is not, to the knowledge of Buckeye, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Buckeye or against any of its officers.

          15.14 CONTRACTS. Buckeye is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

          15.15 TITLE. Buckeye has good and marketable title to all the real property and good and valid title to all other property included in the Buckeye Financial Statements. The properties of Buckeye are not subject to any mortgage, encumbrance, or lien of any kind.

          15.16 NO VIOLATION. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Buckeye is subject or by which Buckeye is bound.

     16. REPRESENTATIONS AND WARRANTIES OF V-FORMATION. V-Formation represents and warrants that:

          16.1 CORPORATE ORGANIZATION AND GOOD STANDING. V-Formation is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

          16.2 CAPITALIZATION. V-Formation's authorized capital stock consists of 45,000,000 Common Shares, no par value per share, and 7,500,000 Preferred Shares, no par value per share. As of the date hereof and as of the date of Closing, there are 10,232,876 shares of V-Formation's Common Stock issued and outstanding, an aggregate of 1,474,064 shares of V-Formation's Preferred Shares issued and outstanding, and an aggregate of 9,842,432 shares of V-Formation's Common Stock reserved for issuance consisting of 1,474,064 shares issuable pursuant to conversion rights granted under the issued and outstanding Preferred Stock, 6,842,612 shares issuable pursuant to outstanding warrants which are exercisable at prices ranging from $0.10 to $3.00 per share, and 1,525,756 shares issuable pursuant to Common Stock Warrants exercisable at above $3.00 per share.

          16.3 ISSUED STOCK. All of the outstanding securities of V-Formation have been duly authorized and validly issued and are fully paid and non-assessable. In support of this representation, Buckeye has been provided with a copy of the opinion of Goodwin, Procter LLP, legal counsel to V-Formation, confirming the same.

          16.4 CORPORATE AUTHORITY. V-Formation has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

          16.5  AUTHORIZATION.   Execution  of  this  Agreement  has  been  duly
     authorized and approved by V-Formation's board of directors.

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          16.6 SUBSIDIARIES.  V-Formation has three (3) non-operating subsidiary companies.

          16.7 FINANCIAL STATEMENTS. V-Formation's unaudited financial statements of December 31, 2000, copies of which will have been delivered by V-Formation to Buckeye by the Merger Date (the "V-Formation Financial Statements"), are believed to be substantially correct and fairly present the financial condition of V-Formation as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

          16.8  ABSENCE  OF  UNDISCLOSED  LIABILITIES.   Except  to  the  extent
     reflected or reserved against in the V-Formation Financial Statements, V-Formation did not have at that date any liabilities or obligations
     (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

          16.9 NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of V-Formation since the date of the V- Formation Financial Statements.

          16.10 LITIGATION. Except as provided by V-Formation to Buckeye, there is not, to the best knowledge of V-Formation, any other pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against V-Formation or against any of its officers relevant to their capacity as an officer and/or director of V-Formation.

          16.11 CONTRACTS. V-Formation is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

          16.12 TITLE. V-Formation has good and marketable title to all the real property and good and valid title to all other property included in the V-Formation Financial Statements. Except as set out in the balance sheet thereof, the properties of V-Formation are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of V-Formation.

          16.13 NO VIOLATION. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of V-Formation is subject or by which V-Formation is bound.

          16.14 UNDERTAKING. Management of V-Formation hereby undertakes to Buckeye and its shareholders to exercise good faith in their efforts to file all reports

                                        7

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     required to be filed by the Surviving  Corporation  with the Securities and
     Exchange Commission or any other governmental agency, in a timely manner.

     17. CONDUCT OF BUCKEYE PENDING THE MERGER DATE. Buckeye covenants that between the date of this Agreement and the Merger Date:

          17.1 No change will be made in Buckeye's articles of incorporation or bylaws.

          17.2 Buckeye will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

          17.3 Buckeye will submit this Agreement for its shareholders' approval with a favorable recommendation by its board of directors and will use its best efforts to obtain the requisite shareholder approval.

          17.4 Buckeye will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     18. CONDUCT OF V-FORMATION PENDING THE MERGER DATE. V-Formation covenants that between the date of this Agreement and the Merger Date:

          18.1 Other than as disclosed by V-Formation to Buckeye, no other changes will be made in V-Formation's certificate of incorporation or bylaws.

          18.2 V-Formation will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock otherwise than as provided herein.

          18.3 Pursuant to the laws of the State of New Jersey, V-Formation is not required to submit this Agreement for its shareholders' approval.

          18.4 V-Formation will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     19. CONDITIONS PRECEDENT TO OBLIGATION OF BUCKEYE. Buckeye's obligation to consummate this merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Buckeye:

     19.1 V-FORMATION'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of V-Formation set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

                                        8

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          19.2  V-FORMATION'S  COVENANTS.  V-Formation  shall have performed all covenants required by this Agreement to be performed by it on or before the Merger Date.

          19.3  SUPPORTING  DOCUMENTS  OF  V-FORMATION.  V-Formation  shall have
     delivered  to  Buckeye   supporting   documents   in  form  and   substance
     satisfactory to Buckeye to the effect that:

               (i)  V-Formation  is  a  corporation   duly  organized,   validly
          existing, and in good standing.

               (ii) V-Formation's authorized and issued capital stock is as set forth herein.

               (iii) The execution and consummation of this Agreement have been duly authorized and approved by V-Formation's board of directors.

     20. CONDITIONS PRECEDENT TO OBLIGATION OF V-FORMATION. V- Formation's obligation to consummate this merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by V-Formation:

               20.1 BUCKEYE'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buckeye set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

               20.2 BUCKEYE'S COVENANTS. Buckeye shall have performed all covenants required by this Agreement to be performed by it on or before the Merger Date.

               20.3  SHAREHOLDER  APPROVAL.   This  Agreement  shall  have  been
          approved by the required number of shareholders of Buckeye.

               20.4  SUPPORTING   DOCUMENTS  OF  BUCKEYE.   Buckeye  shall  have
          delivered to V-Formation supporting documents in form and substance satisfactory to V- Formation to the effect that:

                    (i)  Buckeye  is  a  corporation  duly  organized,   validly
               existing, and in good standing.

                    (ii) Buckeye's authorized and issued capital stock is as set forth herein.

                    (iii) The execution and  consummation of this Agreement have been duly authorized and approved by Buckeye's board of directors and shareholders.

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     21.  ACCESS.  From the date  hereof to the  Merger  Date,  V-Formation  and
Buckeye shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the merger is not consummated, all documents received in connection with this Agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

     22. CLOSING. The transfers and deliveries to be made pursuant to this Agreement (the "Closing") shall be made by and take place at such location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

          22.1 Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

          22.2  At  the  Closing,   Buckeye  shall  deliver  to  V-Formation  in
     satisfactory form, if not already delivered to V-Formation:

               (i) A list of the holders of the shares of Buckeye Common Stock being exchanged with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of V-Formation Common Stock to be issued to each holder and other party to whom Buckeye is obligated;

               (ii) Evidence of the consent of shareholders of Buckeye to this Agreement;

               (iii) Certificate of the Secretary of State of Colorado as of a recent date as to the good standing of Buckeye;

               (iv) Certified copies of the resolutions of the board of directors of Buckeye authorizing the execution of this Agreement and the consummation of the Merger;

               (v) The Buckeye Financial Statements;

               (vi) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

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          22.3  At  the  Closing,   V-Formation  shall  deliver  to  Buckeye  in
     satisfactory form, if not already delivered to Buckeye:

               (i) Certificate of the Secretary of State of New Jersey as of a recent date as to the good standing of V-Formation, or other acceptable evidence of V- Formation's good standing;

               (ii) Certified copies of the resolutions of the board of directors of V- Formation authorizing the execution of this Agreement and the consummation of the merger;

               (iii) The V-Formation Financial Statements; and

               (iv) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

     23. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Constituent Corporations set out herein shall survive the Merger Date.

     24. ARBITRATION.

          24.1 SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of New Jersey.

          24.2 CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration
     Association and the situs of the arbitration within the State of New Jersey. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

          24.3 APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of New Jersey, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

          24.4 DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

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          24.5 RULES OF LAW.  Regardless of any practices of  arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

          24.6 FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

          24.7 MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

          24.8 COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

          24.9 INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

          24.10 SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

     25. GENERAL PROVISIONS.

          25.1 FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

          25.2 WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

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          25.3 BROKERS.  Each party hereby  indemnifies  and holds  harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

          25.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

     If to Buckeye, to:                 Buckeye Oil & Gas, Inc.
                                        5650 Greenwood Plaza Blvd, Suite 216
                                        Englewood, Colorado 80111

     If to V-Formation, to:             V-Formation, Inc.
                                        170 Beaver Brook Road
                                        Lincoln Park, NJ 07035
                                        Attention: Richard Stelnick,
                                            Chief Executive Officer

     26. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     27. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

     28. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

     29. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be Corporate Stock Transfer, Inc, Denver, Colorado. Closing shall take place on March 12, 2001, or as soon thereafter as practicable. The date of Closing may be accelerated or extended by agreement of the parties.

     30. EFFECTIVE DATE. This effective date of this Agreement shall be the date on which the applicable Certificate or Articles of Merger are approved and accepted by the Secretary of State for both Colorado and New Jersey, whichever occurs later.

     31. ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs,

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


including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     32. SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                                         BUCKEYE OIL AND GAS, INC.

                                         By:  s/Gregory W. Skufca
                                            ------------------------------------
                                         Its:  President
                                             -----------------------------------

                                         V-FORMATION, INC.

                                         By:  s/Rich Stelnick
                                            ------------------------------------
                                         Its:  Chief Executive Officer
                                             -----------------------------------


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